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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Hawaiian Electric Industries, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HAWAIIAN ELECTRIC INDUSTRIES, INC. • PO BOX 730 • HONOLULU, HI 96808-0730

Constance H. Lau
 President and
Chief Executive Officer

March 27, 2007

Dear Fellow Shareholder:

        On behalf of the Board of Directors, it is my pleasure to invite you to attend the Annual Meeting of Shareholders of Hawaiian Electric Industries, Inc. (HEI). The meeting will be held on the Company's premises in Room 805 on the eighth floor of the American Savings Bank Tower in Honolulu, Hawaii on April 24, 2007, at 9:30 a.m., local time. A map showing the location of the meeting site appears on page 50 of the Proxy Statement.

        The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the items of business to be conducted during the meeting. In addition, we will review significant events of 2006 and their impact on you and our Company. Corporate officers and Board members will be available before and after the meeting to talk with you and answer questions.

        As a shareholder of HEI, it is important that your views be represented. Please help us obtain the quorum needed to conduct business at the meeting by promptly voting your shares.

        The Board and management team of HEI would like to express their appreciation to you for your confidence and support. I look forward to seeing you at the Annual Meeting in Honolulu.

                      Sincerely,

Recycled

Hawaiian Electric Industries, Inc. 900 Richards Street Honolulu, Hawaii 96813

NOTICE OF ANNUAL MEETING

Date and Time	Tuesday, April 24, 2007, at 9:30 a.m., local time.
Place	American Savings Bank Tower, 1001 Bishop Street, 8th floor, Room 805, Honolulu, Hawaii 96813.
Items of Business	1. Elect four Class II directors.
2. Ratify appointment of KPMG LLP as the Company's independent registered public accounting firm.
3. Transact any other business properly brought before the meeting.
Record Date	February 26, 2007.
Annual Report	The 2006 Annual Report to Shareholders (Appendix A) and Summary Report to Shareholders, which are not a part of the proxy solicitation materials, have been mailed along with this Notice and accompanying Proxy Statement.
Proxy Voting	Shareholders of record may appoint proxies and vote their shares in one of three ways:
• Via Internet pursuant to the instructions on the proxy card;
• Calling the toll-free number on the proxy card; or
• Signing, dating, and mailing the proxy card in the prepaid envelope provided.
Shareholders whose shares are held by a bank, broker, or other financial intermediary (street name) should follow the voting instruction card included by the intermediary.
Any proxy may be revoked in the manner described in the accompanying Proxy Statement.
Attendance at Meeting	If your shares are registered in street name, please bring a letter from your bank or broker or provide other evidence of your beneficial ownership if you plan to attend the Annual Meeting.
By Order of the Board of Directors.
March 27, 2007	Patricia U. Wong Vice President-Administration and Corporate Secretary

TABLE OF CONTENTS

Page
About the Meeting	1
Who can attend the meeting?	1
What are shareholders being asked to vote on?	1
Voting Procedures	1
Who is eligible to vote?	1
How many shares are outstanding and entitled to vote?	1
What constitutes a quorum?	2
How do shareholders vote?	2
How do shareholders vote if their shares are held in street name?	2
How do shareholders vote if their shares are held in the Dividend Reinvestment and Stock Purchase Plan (DRIP) and/or the 401(k) Hawaiian Electric Industries Retirement Savings Plan (HEIRS)?	2
Can shareholders change their vote?	3
How many votes are required?	3
Who will count the votes and are the votes confidential?	3
Proposals You May Vote On	3
Election of Class II Directors	3
Ratification of appointment of Independent Registered Public Accounting Firm	4
Continuing Class III Directors	5
Continuing Class I Directors	6
Corporate Governance	7
What are the Company's governance policies and guidelines?	7
How does the Board select nominees for the Board?	7
How can shareholders communicate with the directors?	7
How does the Board evaluate itself?	8
Who are the independent directors of the Board?	8
What other Board practices does the Company have?	10
Board of Directors	10
How often did the Board of Directors meet in 2006?	10
Did all directors attend last year's Annual Meeting?	10
Committees of the Board	11
What committees has the Board established and how often did they meet?	11
What are the primary functions of each of the four committees?	11
Compensation Committee Report	14
Compensation Discussion and Analysis	14
Who is responsible for determining appropriate executive compensation?	14
Does the Compensation Committee have the authority and discretion to modify or terminate executive compensation programs?	15
What are the objectives of the Company's compensation programs?	15
What are the compensation programs designed to reward?	15
What is the compensation methodology?	15
What are the elements of executive compensation?	16
How is base salary determined?	16
What were the base salary increases in 2006?	17

What are the Company's executive incentive programs?	17
How does the Company award stock and options to executive officers?	20
What perquisites and other personal benefits do executive officers have?	21
Do the executive officers have change-in-control agreements?	21
Do the executive officers have executive death benefits?	21
What retirement benefits do executive officers have?	22
Other Matters	24
Executive Compensation	24
Summary Compensation Table	24
Grants of Plan-Based Awards	26
Outstanding Equity Awards at Fiscal Year-End	27
Option Exercises and Stock Vested	28
Pension Benefits	29
Nonqualified Deferred Compensation	30
Potential Payments Upon Termination or Change in Control	32
Directors Compensation	38
How is director compensation determined?	38
Director Compensation Table	41
Stock Ownership Information	43
How much stock do the Company's directors and executive officers own?	43
Does anyone own more than 5% of the Company's stock?	44
Does the Company have stock ownership guidelines for directors and officers?	44
Does the Company have a stock pricing and dating policy?	44
Were Section 16(a) beneficial ownership reporting forms filed timely with the SEC?	45
Other Relationships and Related Person Transactions	45
Are there any family relationships between any executive officer, director and nominee for director?	45
Did the Company enter into any related person transactions with directors or executive officers?	45
Did the Company or any subsidiary provide loans to directors or executive officers?	45
Does the Company have Compensation Committee interlocks and insider participation?	46
Audit Committee Report	47
Other Information	49
How is the proxy solicitation to be made and what is its cost?	49
What is the deadline for submitting a proposal for next year's Annual Meeting?	49
How can business matters be brought before the Annual Meeting and how will they be voted?	49
How can shareholders make recommendations for director nominees or nominate a candidate for election?	49
Map	50
Appendix A — Annual Report to Shareholders	A-1

Proxy Statement

        Hawaiian Electric Industries, Inc. (the Company or HEI) is soliciting proxies for the Annual Meeting of Shareholders scheduled for April 24, 2007 at 9:30 a.m., local time, at the American Savings Bank Tower, 1001 Bishop Street, 8th floor, Room 805, Honolulu, Hawaii. The mailing address of the principal executive offices of the Company is P. O. Box 730, Honolulu, Hawaii 96808-0730.

        The approximate mailing date for this Proxy Statement, form of proxy, and annual and summary reports to shareholders for the fiscal year ended December 31, 2006, is March 27, 2007. The annual report and summary report are not considered proxy soliciting materials.

About the Meeting

Who can attend the meeting?

        Attendance will be limited to:

  •
  shareholders of record;

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  beneficial owners of HEI Common Stock having evidence of ownership and entitled to vote at the meeting;

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  authorized representatives of absent shareholders; and

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  invited guests of management.

        If you own shares of HEI Common Stock in the name of a bank, brokerage firm or other holder of record, you must show proof of ownership. This may be in the form of a letter from the holder of record or a recent statement from the bank or broker showing ownership of HEI Common Stock.

        Any person claiming to be an authorized representative of a shareholder must produce written evidence of the authorization.

What are shareholders being asked to vote on?

  •
  Election of four Class II directors for a three-year term expiring at the 2010 Annual Meeting of Shareholders.

  •
  Ratification of appointment of KPMG LLP as the Company's independent registered public accounting firm.

Voting Procedures

Who is eligible to vote?

        Only shareholders of record at the close of business on February 26, 2007 (the record date) are entitled to vote.

How many shares are outstanding and entitled to vote?

        On February 26, 2007, 81,473,510 shares of HEI Common Stock were outstanding. Each shareholder is entitled to one vote for each share held. Under the By-Laws of the Company, shareholders do not have cumulative voting rights in the election of directors.

What constitutes a quorum?

        A quorum is needed to conduct business at the Annual Meeting. A majority of the shares entitled to vote at the meeting constitutes a quorum. Abstentions and broker nonvotes will be counted in the number of shares present, in person or by proxy, for purposes of determining a quorum. A broker nonvote occurs when a broker does not have discretionary voting power to vote on a specific matter (such as nonroutine proposals) and has not received voting instructions from the beneficial owner.

How do shareholders vote?

        Whether or not you plan to attend the Annual Meeting, please take the time to vote. You may vote by mail, telephone, or on-line via the Internet. The telephone and Internet procedures are designed to authenticate and confirm that your voting instructions are followed. You do not need to return your proxy if you vote by telephone or via the Internet.

  •
  BY MAIL:  Please mark your vote and sign, date, and promptly return the proxy in the enclosed postage-paid envelope. If you return the signed proxy but do not mark the boxes showing how you wish to vote, your votes will be cast following the recommendations of management on all proposals.

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  BY TELEPHONE:  Please call the toll-free telephone number on the proxy (1-888-693-8683). Once connected, you will be prompted to record and confirm your vote. Telephone voting is available 24 hours a day, through Monday, April 23, 2007, 11:59 p.m. (EDT).

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  BY INTERNET:  You may vote on-line by using the following Internet address: http://www.cesvote.com. Specific instructions will be available allowing you to record and confirm your vote. Internet voting is available 24 hours a day, through Monday, April 23, 2007, 11:59 p.m. (EDT).

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  IN PERSON:  You may vote your shares by attending the Annual Meeting and voting in person. If you wish to give your proxy to someone other than the individuals listed on the enclosed proxy, cross out all three names and insert the name of another person to vote your shares at the meeting.

How do shareholders vote if their shares are held in street name?

        If your shares are held in "street name" (that is, through a broker, trustee or other holder of record), you will receive a proxy card from your broker seeking instruction as to how your shares should be voted. If no instructions are given, your broker or nominee may vote your shares at its discretion on your behalf on routine matters (such as the election of directors and ratification of the independent registered public accounting firm) under New York Stock Exchange rules.

        You may not vote shares held in "street name" at the Annual Meeting unless you obtain a legal proxy from your broker or holder of record.

How do shareholders vote if their shares are held in the Dividend Reinvestment and Stock Purchase Plan (DRIP) and/or the 401(k) Hawaiian Electric Industries Retirement Savings Plan (HEIRS)?

        If you own shares held in DRIP and/or HEIRS (including shares previously received under the Tax Reduction Act Stock Ownership Plan), the respective plan trustees will vote the shares of stock held in these Plans according to your directions. For both DRIP and HEIRS, the respective trustees will vote all the shares of HEI Common Stock for which they receive no voting instructions in the same proportion as they vote shares for which they receive instruction.

Can shareholders change their vote?

        If you execute and return a proxy, you may revoke it at any time before the Annual Meeting in one of three ways:

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  submit a properly signed proxy with a later date or vote again at a later time by telephone or Internet;

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  notify the Corporate Secretary of the Company in writing; or

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  vote in person at the Annual Meeting (if your shares are registered directly on the Company's books or, if your shares are held in "street name" and you have a legal proxy from your broker or holder of record).

How many votes are required?

        If a quorum is present at the Annual Meeting, then:

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  directors shall be elected by a plurality of the votes cast in the election and

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  appointment of the Company's independent registered public accounting firm shall be ratified if more votes are cast in favor than against.

        Abstentions and broker nonvotes will count in establishing a quorum, but will not otherwise affect the outcome of the election of directors or the ratification of the appointment of the Company's independent registered public accounting firm.

Who will count the votes and are the votes confidential?

        Corporate Election Services will act as tabulator for broker and bank proxies as well as the proxies of the other shareholders of record. Your identity and vote will not be disclosed to persons other than those acting as tabulators except as follows:

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  as required by law;

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  to verify the validity of proxies and the results of the voting in the case of a contested proxy solicitation; or

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  when you write a comment on the proxy form.

Proposals You May Vote On

1.     Election of Class II Directors

        The Board of Directors currently consists of 12 directors divided into three classes with staggered terms so that one class of directors must be elected at each Annual Meeting.

        This year, the four Class II nominees being proposed for election at this Annual Meeting are:

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  Thomas B. Fargo

  •
  Diane J. Plotts

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  Kelvin H. Taketa

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  Jeffrey N. Watanabe

        Each nominee is currently a member of the Board of Directors and has consented to serve for the new term expiring at the 2010 Annual Meeting. If a nominee is unable to stand for election, the proxy holders listed in the proxy may vote in their discretion for a suitable substitute.

        YOUR BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES FOR CLASS II DIRECTORS.

        Detailed information on each nominee and Class III and I directors is provided on pages 5 and 6.

2.     Ratification of appointment of Independent Registered Public Accounting Firm

        KPMG LLP, an independent registered public accounting firm, has been the auditor of the Company since 1981. The Audit Committee selected KPMG LLP as its independent registered public accounting firm for 2007. The Board of Directors, upon the recommendation of its Audit Committee, recommends the ratification of KPMG LLP as the independent registered public accounting firm of the Company for fiscal year 2007 and thereafter until its successor is appointed. Representatives of KPMG LLP will be present at the Annual Meeting and will be given the opportunity to make a statement and to respond to appropriate questions.

        YOUR BOARD AND THE AUDIT COMMITTEE RECOMMEND THAT YOU VOTE FOR THE RATIFICATION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.

Nominees for Class II directors whose terms expire at the 2010 Annual Meeting

Thomas B. Fargo
Age 58
Director Since 2005

President, Trex Enterprises Corporation (research and development for defense and homeland security) since April 2005. Chairman, LOEA Corporation and SAGO Systems (high technology companies) since April 2005. Commander, U.S. Pacific Command from May 2002 to February 2005. Commander-in-Chief of the Pacific Fleet from October 1999 to May 2002.
Director of Hawaiian Electric Company, Inc., Hawaiian Holdings, Inc. and Japan-America Society of Hawaii. Member, board of governors of Iolani School. Trustee, Hawaii Pacific University.
Kelvin H. Taketa
Age 52
Director Since 1993

President and chief executive officer of the Hawaii Community Foundation since 1998.
Director of Hawaiian Electric Company, Inc., Grove Farm Company, Inc., Civic Ventures and Sunrise Capital, Inc., a private equity aquaculture company.
Jeffrey N. Watanabe
Age 64
Director Since 1987

Senior partner in the law firm of Watanabe Ing & Komeiji LLP since 1972.
		Director of Hawaiian Electric Company, Inc., American Savings Bank, F.S.B., Alexander and Baldwin, Inc., Cellular Bioengineering, Inc., First Insurance Company of Hawaii, Grace Pacific Corporation, LOEA Corporation, Matson Navigation Company, Inc., Oahu Publications, Inc., Tissue Genesis, Inc., and Trex Enterprises Corporation. Trustee, Punahou School, Sesame Workshop, and The Nature Conservancy of Hawaii. Chair, The Consuelo Zobel Alger Foundation.	Diane J. Plotts Age 71 Director Since 1987 Business advisor since 2000. Director of Hawaiian Electric Company, Inc. and American Savings Bank, F.S.B. Trustee, Kamehameha Schools.

Continuing Class III directors whose terms expire at the 2008 Annual Meeting

Don E. Carroll
Age 65
Director Since 1996

Chairman of Oceanic Cablevision from February 2001 to April 2005; now retired. Vice president of Time Warner Cable from 1985 to April 2005.
    Director of American Savings Bank, F.S.B.,
Pacific Guardian Life, Island Insurance, American Red Cross-Hawaii Chapter, Executive Board of the Boy Scouts of America-Aloha Council, and The 200 Club Advisory Board. Member, Oceanic CableVision Advisory Board and Finance Committee, Aloha United Way.
Victor Hao Li, S.J.D.
Age 65
Director Since 1988

Co-chairman, Asia Pacific Consulting Group since 1992. President, Li Xing Foundation since 1989. Chairman, Shanghai Li Xing School since 1989.
Director of American Saving Bank, F.S.B. Trustee, Japan-America Institute of Management Science.
Bill D. Mills
Age 55
Director Since 1988

Chairman of The Mills Group since 1989.
Director, Grace Pacific Corporation and Hawaii Public Television. Trustee, Hawaii Pacific University, St. Andrew's Priory, and The Nature Conservancy of Hawaii. Member, board of governors, Iolani School.
Barry K. Taniguchi
Age 59
Director Since 2004

President and chief executive officer of KTA Super Stores since 1989.
Director of Hawaiian Electric Company, Inc., American Savings Bank, F.S.B. and Hawaii Island Economic Development Board. Trustee, Hawaii Community Foundation, Public Schools of Hawaii Foundation, Tax Foundation of Hawaii, Hawaii Food Industry Association, and Lyman House Memorial Museum. Chairman, board of directors of Hawaii Island Foodbank.

Continuing Class I directors whose terms expire at the 2009 Annual Meeting

Shirley J. Daniel, Ph.D., C.P.A.
Age 53
Director Since 2002

Professor of Accountancy, Shidler College of Business, University of Hawaii-Manoa since 1986.
Director of American Savings Bank, F.S.B., Pacific Asian Management Institute, and University of Hawaii Center for International Business Education and Research. Henry A. Walker, Jr. Endowed Chair of Business Enterprise, Shidler College of Business, University of Hawaii-Manoa. Managing director of Pacific Asian Center for Entrepreneurship and E-Business.
Constance H. Lau
Age 54
Director 2001 to 2004 and since May 2006

President and chief executive officer of the Company since May 2006. Chairman, president and chief executive officer of American Savings Bank, F.S.B., a subsidiary of the Company, since May 2006. President, chief executive officer and director of American Savings Bank, F.S.B. since June 2001.
Chairman of Hawaiian Electric Company, Inc. Director of Hawaiian Electric Industries Charitable Foundation, Maunalani Foundation, Consuelo Zobel Alger Foundation, and Alexander & Baldwin, Inc. Trustee, Punahou School. President, Hawaii Bankers Association.
A. Maurice Myers
Age 66
Director Since 1991

Chairman, president and chief executive officer of Waste Management, Inc. (environmental services), Houston, Texas from November 1999 to November 2004; now retired.
Director of Tesoro Petroleum and BIS Cleanaway. Member, Advisory Board of Time Warner Oceanic CableVision and SubZero/Wolf.
James K. Scott, Ed.D.
Age 55
Director Since 1995

President of Punahou School since 1994.
Director of Hawaiian Electric Company, Inc., Pacific and Asian Affairs Council, Hawaii Public Television, and Hawaii Association of Independent Schools. Chairman, Secondary School Admission Test Board. Member, Hawaiian Educational Council and Young Presidents Organization. Trustee, Barstow Foundation and Blood Bank of Hawaii.

Corporate Governance

What are the Company's governance policies and guidelines?

        In 2006, the Board of Directors and management continued to review and monitor corporate governance trends and best practices to comply with the corporate governance requirements of the New York Stock Exchange (NYSE) Listed Company Manual and Securities and Exchange Commission regulations. As part of an annual review, the HEI Corporate Governance Guidelines, Revised Code of Conduct (which includes the code of ethics for the HEI chief executive officer, financial vice president and controller), and charters for the Audit, Compensation, Executive, and Nominating and Corporate Governance Committees were reviewed and revised as appropriate by the HEI Board of Directors. Current copies of these documents, as well as HEI's Insider Trading Policy, may be found on the Company's website at www.hei.com and are available in print to any shareholder who requests them.

How does the Board select nominees for the Board?

        The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as by management and shareholders. The Nominating and Corporate Governance Committee may retain a third-party search firm to help identify candidates from time to time.

        Among the qualifications considered in the Nominating and Corporate Governance Committee's assessment of a proposed candidate are knowledge, experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, and absence of conflicts of interest. The Nominating and Corporate Governance Committee believes that the Board should reflect a diversity of experience, gender, ethnicity, and age. The Nominating and Corporate Governance Committee also considers other relevant factors as it deems appropriate including, but not limited to, current composition of the Board, balance of independent and nonindependent directors, and need for financial expertise.

        Once candidates are identified, the Nominating and Corporate Governance Committee may review publicly available information to assess whether the candidate should be considered further. If the Nominating and Corporate Governance Committee determines that the candidate warrants further consideration, the Chairman of the Nominating and Corporate Governance Committee or another member of the Nominating and Corporate Governance Committee will contact the person, and if the person indicates a willingness to be considered for service on the Board, the candidate will be asked to provide information such as accomplishments and qualifications and one or more interviews may be conducted. The Nominating and Corporate Governance Committee members may contact one or more references provided by the candidate or other members of the business community who may have first hand knowledge of the candidate's qualifications and accomplishments. The evaluation process does not vary based on whether or not a candidate is recommended by a shareholder.

How can shareholders communicate with the directors?

        Shareholders and all interested parties may contact (1) any member of the Board, including the nonemployee Chairman of the Board and any employee director or (2) just the nonemployee directors as a group, by mail. To communicate with the Board of Directors, any individual director or any group of directors, correspondence should be addressed to the Board of Directors or any such individual or group by either name or title. All such correspondence should be sent in care of the Corporate Secretary, Hawaiian Electric Industries, Inc., P. O. Box 730, Honolulu, HI 96808-0730. The mail will be forwarded, unopened, to the named individual director or, in the case of a group, to the Chairman of the Board.

How does the Board evaluate itself?

        Since 1996, the Board of Directors has followed an annual process of evaluating the operations and effectiveness of the Board as a whole as well as self-evaluations by individual directors up for election. In reviewing the Board as a whole, directors evaluate and comment on board structure, Board meetings (e.g., content, conduct, and mechanics), Board responsibilities, performance of directors and relationship between the Board and management. Directors who are nominees for reelection evaluate their own individual meeting preparation, participation in Board meetings, contributions to the group, knowledge of the issues and concerns of the Company and understanding of the role of the Board in the governance of the Company. The Board and self-evaluation forms are submitted to the Nominating and Corporate Governance Committee for its review, after which the Nominating and Corporate Governance Committee recommends to the Board any procedures and practices to be adopted to improve the operations of the Board. The Chairman of the Nominating and Corporate Governance Committee may meet with individual directors to discuss their performance, as appropriate.

        As required by the NYSE corporate governance listing standards, the Audit, Compensation and Nominating and Corporate Governance Committees developed a process for self-evaluation whereby committee members reviewed and evaluated their respective committee charters and committee meetings (e.g. content, conduct, and mechanics). The Audit Committee also reviewed and evaluated its duties and responsibilities, relationship with management and internal and external auditors, and the qualifications of its members, including financial expertise.

Who are the independent directors of the Board?

        For a director to be considered independent, the board must affirmatively determine that the director does not have any direct or indirect material relationship with the Company, in compliance with the NYSE corporate governance listing standards. The Board has established categorical standards to assist it in determining director independence. In addition to applying the standards, which are listed below, the Board considers all relevant facts and circumstances in making a determination of independence.

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  A director who is an employee, or whose immediate family member is an executive officer, of the Company is not "independent" until three years after the end of such employment relationship.

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  A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation.

  •
  A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company is not "independent" until three years after the end of the affiliation or the employment or auditing relationship.

  •
  A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company's present executives serve on that other company's compensation committee is not "independent" until three years after the end of such service or the employment relationship.

  •
  A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues, is not "independent" until three years after falling below such threshold.

  •
  A director or any member of the director's immediate family who serves as an officer, director or trustee of a charitable organization that receives from the Company or its charitable foundation contributions which, in any fiscal year, exceed the greater of $1 million or 2% of such charitable organization's total annual charitable receipts is not "independent" until three years after falling below such threshold.

        In its annual review of director independence, the Board affirmatively determined that all directors and nominees for director of the Company are independent with the exception of Constance H. Lau, an employee director. With respect to each of the nonemployee directors, the Board considered relationships to ensure that they were not inconsistent with the best interests of the Company, its subsidiaries or shareholders and also were not in violation with the Company's Code of Conduct. The Board reviewed such relationships and transactions as immediate family members and employment relationships, related person transactions, compensation and other remuneration received from the Company, affiliations with the Company's internal or external auditor, service on compensation (or similar) committees, payments to or from the Company for services, service on charitable organizations and Company contributions to charitable organizations, third-party payments, stock ownership, indebtedness, and business relationships. In particular, the Nominating and Corporate Governance Committee, which is charged with reviewing and approving relationships that may impact director independence, considered the relationships listed below:

  •
  Kelvin H. Taketa, nonemployee director, serves as the President and CEO of Hawaii Community Foundation (HCF). The Nominating and Corporate Governance Committee considered the amount of charitable contributions made by the Company and its subsidiaries to HCF and the relationship between Eric K. Yeaman, the Company's Financial Vice President, Treasurer and Chief Financial Officer, and HCF. Mr. Yeaman, who sits on the executive committee of HCF, which determines Mr. Taketa's compensation, has reported his recusal in matters relating to Mr. Taketa's compensation. Mr. Taketa, who is chairman of the Nominating and Corporate Governance Committee, recused himself from any decisions relating to HCF, or matters concerning his independence.

  •
  James K. Scott, nonemployee director, serves as the President of Punahou School. The Nominating and Corporate Governance Committee considered the amount of charitable contributions made by the Company and its subsidiaries to Punahou School and the relationship between Constance H. Lau, the Company's President and CEO, and Punahou School. Ms. Lau is a member of the Punahou School board of trustees and has reported her recusal in matters relating to Dr. Scott's compensation. Dr. Scott, who is a member of the Nominating and Corporate Governance Committee, recused himself from any decisions relating to Punahou School, or matters concerning his independence.

  •
  Jeffrey N. Watanabe, nonemployee Chairman of the Board, is a senior partner of Watanabe Ing & Komeiji LLP, a law firm which performed legal services for the Company and its subsidiaries in 2006. The Nominating and Corporate Governance Committee considered the amount of legal fees paid to Watanabe Ing and Komeiji LLP by the Company and its subsidiaries. Mr. Watanabe, who was a member of the Nominating and Corporate Governance Committee, recused himself from any decisions relating to Watanabe Ing and Komeiji LLP, or matters concerning his independence. See "Other Relationships and Related Person Transactions" on pages 45 and 46.

        The Nominating and Corporate Governance Committee also considered (1) the amount of charitable contributions the Company and its subsidiaries made to charitable organizations for which the nonemployee director or any member of the director's immediate family serves as an officer, director or trustee, none of which exceeded the greater of $1 million, or 2% of such tax exempt organization's consolidated gross revenues, (2) the amount of electricity purchased from the Company's electric utility subsidiaries by the nonemployee directors or their respective places of employment and (3) financial transactions involving the Company's bank subsidiary and the nonemployee directors and their respective places of employment.

        The Board determined that the above relationships do not interfere with the directors' independent judgment on matters concerning the Company. The directors have agreed to recuse themselves from any discussions or decision-making on any matter involving the organizations with which they are affiliated or other significant relationships.

What other Board practices does the Company have?

        The nonemployee directors meet regularly in executive sessions without management present. In 2006, these sessions were chaired by Jeffrey N. Watanabe, who is the Chairman of the Board. Mr. Watanabe may request that Diane Plotts or Bill Mills chair the executive sessions. Ms. Plotts and Mr. Mills, both of whom are nonemployee director members of the Executive Committee, are chairs of the Audit Committee and Compensation Committee, respectively.

        Information, material related to issues to be considered at a Board or Committee meeting, and other material important to the directors' understanding of the business of the Company and its subsidiaries are distributed, to the extent practical, to the directors in advance of the meeting to allow for careful review prior to the meeting.

Board of Directors

How often did the Board of Directors meet in 2006?

        In 2006, there were eight regular and five special meetings of the Board of Directors. All directors attended at least 75% of the combined total meetings of the Board and Board committees on which they served (during the periods they served).

Did all directors attend last year's Annual Meeting?

        All the members of the Board of Directors attended the 2006 Annual Meeting of Shareholders except A. Maurice Myers. The Company has a policy of encouraging the directors to attend each year's Annual Meeting of Shareholders.

Committees of the Board

What committees has the Board established and how often did they meet?

        The Board of Directors has four standing committees: Audit, Compensation, Executive, and Nominating and Corporate Governance. Members of these committees are generally appointed annually by the Board of Directors taking into consideration the recommendation of the Nominating and Corporate Governance Committee. The names of the current committee members are shown on the table below. In addition, the table below also shows the number of meetings of each committee held in 2006.

Name	Audit		Compensation		Executive		Nominating and Corporate Governance

Don E. Carroll			X

Shirley J. Daniel	X

Thomas B. Fargo	X

Constance H. Lau*					X

Victor Hao Li			X

Bill D. Mills			X	**	X		X

A. Maurice Myers			X

Diane J. Plotts	X	**	X		X

James K. Scott	X						X

Kelvin H. Taketa							X	**

Barry K. Taniguchi	X

Jeffrey N. Watanabe					X	**

Number of Meetings in 2006	14		8		0		7

*
Employee director
**
Committee chair

What are the primary functions of each of the four committees?

•      Audit Committee

        The Audit Committee operates and acts under a written charter, which was adopted and approved by the HEI Board of Directors and may be found on the Company's website at www.hei.com and is available in print to any shareholder who requests it. The Audit Committee provides independent and objective oversight of the Company's (1) financial reporting processes, (2) audits of the financial statements, including appointment, compensation and oversight of the independent registered public accounting firm, (3) internal controls, (4) risk assessment and risk management policies set by management and (5) related person transactions of officers. The Audit Committee also reviews and approves or disapproves related person transactions for officers and reviews and resolves complaints from any employee regarding accounting, internal controls or auditing matters. All members of the Audit Committee are independent directors as independence for audit committee members is defined in the listing standards of the NYSE and none of them are members of audit committees of other publicly traded companies. See pages 47 and 48 for the Audit Committee Report.

•      Compensation Committee

        The Compensation Committee operates and acts under a written charter, which was adopted and approved by the HEI Board and may be found on the Company's website at www.hei.com and is available in print to any shareholder who requests it. The Compensation Committee oversees the Company's employee and director compensation and employee benefit plans and practices, including its executive compensation plans and its incentive-compensation and equity-based plans.

        The Committee consists of three or more directors as determined from time to time by the Board. Each member of the Compensation Committee is qualified to serve on the Compensation Committee pursuant to the requirements of the NYSE, and any additional requirements that the Board deems appropriate. A majority of the members of the Compensation Committee qualify as "nonemployee directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The chairperson of the Compensation Committee is designated by the Board. The Compensation Committee may form subcommittees of its members and delegate its authority to the subcommittee.

        The Committee has the following goals and responsibilities with respect to the Company's executive compensation plans:

  (a)
  To review at least annually the overall compensation philosophy, goals, policies, and objectives of the Company's executive compensation plans, and amend, or recommend that the Board amend, the philosophy, goals, objectives, and policies if the Committee deems it appropriate.

  (b)
  To review at least annually the Company's executive compensation plans in light of the Company's goals and objectives with respect to such plans, and, if the Compensation Committee deems it appropriate, adopt or recommend to the Board the adoption of new, or the amendment of existing, executive compensation plans.

  (c)
  To evaluate annually, together with the other independent directors of the Board, the performance of the HEI President and CEO and to recommend to the Board the HEI President and CEO's compensation level based on this evaluation. In determining the HEI President and CEO's compensation, the Compensation Committee considers all relevant factors, including the Company's performance and relative shareholder return, the value of similar awards to CEOs of comparable companies, and the awards given to the HEI President and CEO in past years. The Compensation Committee may discuss the HEI President and CEO's compensation with the independent directors of the Board in executive session if it chooses to do so.

  (d)
  To oversee the evaluation of the performance of the other executive officers of the Company and to make any appropriate recommendations to the Board with respect to the compensation of such other executive officers that it deems appropriate. The Compensation Committee shall consider all relevant factors in determining the appropriate level of such compensation, including the factors applicable with respect to the HEI President and CEO.

  (e)
  To evaluate annually the appropriate level of compensation for Board and Committee service by nonemployee directors.

  (f)
  To perform such duties and responsibilities as may be assigned to the Compensation Committee under the terms of any executive or director compensation plan.

  (g)
  To review perquisites or other personal benefits to the Company's executive officers and directors and recommend any changes to the Board.

  (h)
  To review and discuss with management the Company's Compensation Discussion and Analysis (CD&A), and based on that review and discussion, to recommend to the Board that the CD&A be included in the Company's annual proxy statement or annual report on Form 10-K.

  (i)
  To prepare the Compensation Committee Report in accordance with the rules and regulations of the SEC for inclusion in the Company's annual proxy statement or annual report on Form 10-K.

  (j)
  To review the description of the Compensation Committee's processes and procedures for the consideration and determination of executive and director compensation to be included in the Company's annual proxy statement.

        The Compensation Committee has the following responsibilities with respect to the Company's compensation and benefit plans, including incentive compensation and equity-based plans:

  (a)
  To review at least annually the goals and objectives of the Company's compensation and benefit plans, and amend, or recommend that the Board amend these goals and objectives if the Compensation Committee deems it appropriate.

  (b)
  To review at least annually the Company's compensation plans and benefit plans in light of the goals and objectives of these plans, and recommend that the Board amend these plans if the Compensation Committee deems it appropriate.

  (c)
  To review all equity compensation plans that are not subject to shareholder approval under the listing standards of the NYSE and to review and, in the Compensation Committee's sole discretion, approve all equity compensation plans that are exempt from such shareholder approval requirement.

  (d)
  To perform such duties and responsibilities as may be assigned to the Compensation Committee under the terms of any compensation or benefit plan.

        With respect to the nonemployee director compensation, the Compensation Committee evaluates annually the appropriate level and form of compensation for Board and Committee service by nonemployee members of the Board, including how such compensation relates to director compensation of companies of comparable size, industry and complexity. The Compensation Committee recommends any proposed changes to director compensation for consideration by the full Board.

        The HEI President and CEO may make recommendations to the Compensation Committee regarding the Company's compensation and employee benefit plans and practices with respect to executive officers other than the HEI President and CEO. With the authority and oversight of the Compensation Committee, the policy implementation for non-executive management and employees is delegated to and shall be implemented by the HEI President and CEO.

        The Compensation Committee engages Towers Perrin, an independent compensation consultant, to provide the Compensation Committee with objective, independent advice and a full complement of technical, financial, industry and business data with respect to benchmarking, peers and best practices. Towers Perrin may also work collaboratively with management to support the Compensation Committee's objective in serving the best interest of the Company and its shareholders.

        See "Other Relationships and Related Person Transactions" for Compensation Committee interlocks and insider participation on page 46.

•      Executive Committee

        The Executive Committee operates and acts under a written charter, which was adopted and approved by the HEI Board of Directors and may be found on the Company's website at www.hei.com and is available in print to any shareholder who requests it. The Executive Committee is authorized to act on matters brought before it when a meeting of the full Board is impractical. It may also consider any other matter concerning the Company that may arise from time to time. The Executive Committee is currently comprised of the Chairman of the Board, the HEI President and CEO and two other independent directors.

•      Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee operates and acts under a written charter, which was adopted and approved by the HEI Board of Directors and may be found on the Company's website at www.hei.com and is available in print to any shareholder who requests it. All members of the Nominating and Corporate Governance Committee are independent directors as defined in the listing standards of the NYSE. Its functions include (1) reviewing the background and qualifications of potential nominees for the board of directors of HEI and its subsidiary companies presented by shareholders, directors and management, (2) recommending to the Board the slate of nominees to be submitted to the shareholders for election at the next Annual Meeting, (3) advising the Board with respect to matters of Board composition and procedures, (4) overseeing the annual evaluation of the Board, (5) reviewing nonemployee director related person transactions and (6) overseeing corporate governance matters generally.

        See the section on Corporate Governance for a discussion concerning the involvement of this Committee on matters relating to corporate governance.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed with Management the Compensation Discussion and Analysis that follows. Based on that review and discussion, the Compensation Committee recommended, and the HEI Board concurred, that the Compensation Discussion and Analysis be included in this proxy statement.

SUBMITTED BY THE COMPENSATION COMMITTEE OF
THE HEI BOARD OF DIRECTORS
Bill D. Mills, Chair
Don E. Carroll
Victor H. Li
A Maurice Myers
Diane J. Plotts

Compensation Discussion and Analysis

Who is responsible for determining appropriate executive compensation?

        The Compensation Committee has the responsibility for recommending the total compensation program for the Company and its subsidiaries, subject to the approval of the Board. This includes determining the compensation for the HEI Named Executive Officers (NEOs) (the individuals named in the Summary Compensation Table on page 25): (1) Constance H. Lau, President and CEO, HEI; Chairman, President and CEO, American Savings Bank, F.S.B. (ASB); Chairman, Hawaiian Electric Company, Inc. (HECO) effective May 2, 2006; (2) Robert F. Clarke, former HEI Chairman, President and CEO, retired as of May 31, 2006; (3) T. Michael May, President and CEO, Hawaiian Electric Company, Inc. (HECO); (4) Eric K. Yeaman, HEI Financial Vice President, Treasurer and Chief Financial Officer; (5) Patricia U. Wong, HEI Vice President-Administration and Corporate Secretary; and (6) Curtis Y. Harada, HEI Controller.

Does the Compensation Committee have the authority and discretion to modify or terminate executive compensation programs?

        The Compensation Committee reserves the right to amend, suspend or terminate incentive programs or any other executive compensation program.

What are the objectives of the Company's compensation programs?

        The Compensation Committee believes that the primary objectives of the Company's compensation programs should be to:

  •
  provide compensation opportunities that relate pay with annual and long-term performance goals that support shareholder value;

  •
  maintain compensation that is fair in a competitive marketplace and will attract, motivate, and retain the highly talented and skilled executives needed to enhance shareholder value; and

  •
  promote a culture of integrity where there is no undue pressure to meet or exceed financial targets for personal gain.

What are the compensation programs designed to reward?

        The Company's compensation programs are designed to recognize and reward Company annual and long-term performance and individual performance that enhance shareholder value. To that end:

  •
  Company Performance. The Compensation Committee establishes annual and long-term Company goals that enhance shareholder value and rewards NEOs based on achievement of those goals.

  •
  Individual Performance. The Compensation Committee establishes annual and long-term individual goals that enhance shareholder value and rewards individual performance that meet those goals. The Board evaluates the performance of the Company President and CEO, taking into account the achievement of his or her individual goals and objectives, his or her overall contribution to the Company's performance, his or her interactions with the Board, and all aspects of his or her responsibilities. For the other NEOs, the Compensation Committee receives a performance assessment and base salary recommendation from the NEO's supervisor. The performance evaluations of these executives are based on the achievement of his or her goals and objectives and all aspects of his or her responsibilities.

What is the compensation methodology?

        The Compensation Committee determines the weighting of the competitive market reference points and the associated compensation strategy for each element of the executive compensation program. The Compensation Committee generally targets the overall compensation of the executives at the fiftieth percentile or midpoint of pay practices found in companies which are similar in size and market place orientation. The Compensation Committee has used the following processes to evaluate, further develop and/or improve the Company's executive compensation programs:

  •
  Methodology for Competitive Benchmarking. The Compensation Committee, in consultation with a third-party consulting firm, Towers Perrin, periodically reviews total compensation for NEOs. Towers Perrin examines the positions and responsibilities of NEOs against similar positions in similar organizations. In November 2005, Towers Perrin provided the Compensation Committee with an executive compensation program update (2005 Executive Custom Analysis). The objective of this review was to address the competitiveness and design of total compensation at the Company and to provide recommendations based on competitive market results. The competitive benchmarking data for the Company reflects the relevant industry experience and scope of authority of each NEO.

    The Company is a publicly-traded company operating in Hawaii with a unique blend of industries, primarily electric public utilities and a financial institution. The competitive peer groups in Towers Perrin's analysis for the HEI executives were based on a weighting of 25 percent each on energy services/utility peers and financial services/banking peers and 50 percent on general industry companies (across multiple industry sectors). The competitive peer group for Mr. May was based on a 100 percent weighting on energy services/utility peers. These utility and financial services companies (Benchmark Peer Group) are considered comparable companies for competitors for labor, are comparable in size, and are industry specific. The utility peer group included Allegheny Energy, Inc., Ameren Corp., Aquilla Inc., Avista Corp., Constellation Energy Group Inc., Northeast Utilities, NSTAR, OGE Energy Corporation, Peoples Energy Corp., Pinnacle West Capital Corp., PPL Corp., Progress Energy Inc., Puget Energy Inc., Questar Corporation, Sempra Energy (parent of San Diego Gas & Electric), TECO Energy Inc., UIL Holdings Corp., Unisource Energy Corp., and Vectren Corp. The financial services industry peer group included Associated Banc-Corp., Bank of Hawaii Corp., BankUnited Financial Corp., Central Pacific Financial Corp., Citizens Banking Corp., City National Bank Corp., CoBank, Commercial Federal Corp., Compass Bancshares, Inc., Downey Financial Corp., Federal Home Loan Bank of San Francisco, Firstfed Financial Corp., Freemont General Corp., Greater Bay Bancorp, Hibernia Corp., Irwin Financial Corp., People's Bank, Providian Financial Corp., SVB Financial Group, Union Bank of California, Washington Mutual, Inc., Golden West Financial Corp., and Zions Bancorporation. Benchmark data were size-adjusted where applicable to reflect the kind of organization (corporate or subsidiary) and the financial size of the organization.

  •
  Tally Sheets. The Compensation Committee reviews tally sheets prepared internally and by Towers Perrin to determine total executive compensation and to benchmark against the Benchmark Peer Group. In addition, in December 2006, Towers Perrin conducted a Total Rewards Assessment on the NEOs, using peer company data from the Towers Perrin DataBank, which has significant representation from the energy services/utility and financial services industries (2006 Executive Custom Analysis). Overall, the Company's target and actual total direct compensation levels were below the median when compared with the Benchmark Peer Group, while competitive positioning for each element of pay varied by executive position.

What are the elements of executive compensation?

        The elements of the Company's executive total compensation include:

  •
  Base salary,

  •
  Annual performance-based cash incentive compensation,

  •
  Long-term performance-based equity and non-equity incentive compensation,

  •
  Perquisites and other personal benefits, and

  •
  Retirement and other post-retirement benefits.

How is base salary determined?

        Base salary is the key determinant of the Company's overall competitive positioning and is the foundation of a total compensation program. Base salary for services rendered during the year recognizes the market rate for the individual's position and responsibilities, individual experience and performance, and internal relative equity with other executive officers. Annual and long-term incentive awards for the NEOs are multiples of the NEOs' respective salary midpoints. The Compensation Committee generally targets the base salary of the NEOs at the fiftieth percentile or midpoint of pay practices found in companies which are similar in size and market place orientation. The 2005 and 2006 Executive Custom Analyses found that NEO base salaries were, on average, slightly below the

Benchmark Peer Group median, although salary positioning relative to the market varied by individual. Periodically, at the request of the Compensation Committee, Towers Perrin recommends adjustments to the Company salary structure based upon competitive salary structure trend rates and evaluates individual NEO positions for possible re-grading based upon competitive market pay levels. Base salary levels are also reviewed when there are significant changes in job responsibility.

What were the base salary increases in 2006?

        The Board announced on February 10, 2006 that Mr. Clarke would be retiring on May 31, 2006, after 19 years of service with the Company and that Mr. Clarke would relinquish his title as HEI Chairman, President and CEO, effective at the Company's Annual Meeting of Shareholders on May 2, 2006. The Board named Ms. Lau, President and CEO of the Company's bank subsidiary, ASB, to succeed Mr. Clarke on May 2, 2006, as HEI President and CEO, as well as Chairman of HECO, the Company's electric utility subsidiary. Ms. Lau retained her position as President and CEO of ASB and added the title of Chairman of the ASB Board. She was elected by the shareholders as a director of HEI at the May 2, 2006 Annual Meeting of Shareholders.

        In its meeting on April 13, 2006, the Compensation Committee approved Ms. Lau's annual base salary of $736,000, effective May 2, 2006. This base salary is the midpoint of the grade level for this position. In making this determination, the Compensation Committee took into consideration a custom analysis done by Towers Perrin in March 2006 specifically for Ms. Lau as the newly named HEI President and CEO.

        In early 2006, Mr. Clarke evaluated the performance of Messrs. May and Yeaman and Ms. Wong. The Compensation Committee took into consideration Mr. Clarke's recommendations and the recommendations made by Towers Perrin in its 2005 Executive Custom Analysis with respect to grade level adjustments. In its meeting on April 13, 2006, the Compensation Committee approved Mr. May's base salary of $577,000, an increase of $17,000, or 3%; Mr. Yeaman's base salary of $388,500, an increase of $18,500, or 5%; and Ms. Wong's base salary of $256,000, an increase of $10,000, or 4.1%.

        In early 2006, Mr. Yeaman evaluated the performance of Mr. Harada with respect to his base salary increase. The Compensation Committee took into consideration Mr. Yeaman's recommendation and the recommendations made by Towers Perrin in its 2005 Executive Custom Analysis with respect to a grade level adjustment. In its meeting on April 13, 2006, the Compensation Committee approved Mr. Harada's base salary of $192,300, representing an increase of $6,000, or 3.2%.

What are the Company's executive incentive programs?

        The Company's incentive programs, paid on an annual basis and/or over the long-term, are designed to be motivating factors to align management and shareholder interests, provide a sense of ownership, and encourage greater commitment to the Company's success. The Company's incentive goals, which are determined based upon the Company's annual and long-range strategic and business plans are recommended by management and are approved by the Compensation Committee. The Compensation Committee, however, reserves the right to amend, suspend or terminate the Company's incentive programs or any portion of the programs at any time.

  Executive Incentive Compensation Plan

        The Executive Incentive Compensation Plan (EICP) provides an opportunity for executives (including all the NEOs) to earn annual incentive awards. Under the EICP, annual incentive awards are based upon the achievement of financial and operational goals established by the Compensation Committee.

        The Compensation Committee established the 2006 EICP financial and other operational goals for the NEOs. Messrs. Yeaman and Harada and Ms. Wong each had an Earnings Per Share (EPS) goal from continuing operations (weighted 50%), a Total Return to Shareholders (TRS) goal measured against the Edison Electric Institute (EEI) Index of Investor-Owned Electric Companies (EEI Index) (weighted 25%), and a subjective performance goal depending on the qualitative evaluation by the HEI President and CEO for EICP purposes only (weighted 25%). Mr. May had a consolidated utility net income goal (weighted 45%), a consolidated utility capital expenditures goal (weighted 10%) and utility operational goals, related to employee safety, increasing HECO's generation reserve margin, continuous improvement, and moving forward on HECO's energy future roadmap (weighted a total of 45%). The Compensation Committee determined that the 2006 EICP financial and operational measures for Ms. Lau would be those previously set for the HEI President and CEO position: an EPS goal (weighted 50%), a TRS goal (weighted 35%) and two operational goals (weighted 7.5% each). Mr. Clarke did not have the requisite service for the year to participate in the 2006 EICP.

        The EICP has a minimum financial performance threshold linked to the EPS goal that must be achieved before a bonus can be considered for Mss. Lau and Wong and Messrs. Yeaman and Harada. Mr. May's EICP minimum financial performance threshold is linked to HECO's consolidated utility net income goal, which must be achieved before a bonus can be considered for him.

        The award levels for each of the participants are established and approved by the Compensation Committee, based upon recommendations from Towers Perrin. The Compensation Committee generally targets the annual incentive of the NEOs at the fortieth percentile of pay practices found in companies that are similar in size and market place orientation. The current minimum, target and maximum award level ranges differ for each of the NEOs and were based on the 2005 Executive Custom Analysis, which reviewed EICP award level opportunities compared to the Benchmark Peer Group. The prospective awards under the EICP for each of the NEOs ranged from 20% to 42.5%, from 40% to 85%, and from 80% to 170%, for the minimum, target, and maximum awards, respectively, of the midpoint of the executive salary grade ranges projected to the end of the performance period, but in any event not in any individual case in excess of $2.0 million. Potential payouts at the target level if all goals were met were estimated as follows: Ms. Lau, $625,600; Mr. May, $330,600; Mr. Yeaman, $191,500; Ms. Wong, $130,500; and Mr. Harada, $80,400. The 2005 Executive Custom Analysis found that target total annual cash compensation (base salary plus target EICP award) for NEOs was 10% below median.

        For 2006, however, the Company did not achieve its EPS threshold and HECO did not achieve the minimum net income threshold. Accordingly, even though other goals were achieved, no payouts were earned in 2006 by any NEO. Over the last ten-year period, the Company achieved an EPS payout 80% of the time and HECO achieved an EICP net income payout 70% of the time. The Compensation Committee believes that the EICP goals provide the appropriate difficulty intended to reward superior performance.

  Long-Term Incentive Plan

        The HEI Long-Term Incentive Plan (LTIP) rewards select executives based on the Company's successful long-term financial performance. The three-year LTIP performance horizon provides balance with the shorter-term annual focus of the EICP. LTIP awards are paid in a combination of cash (60%) and HEI Common Stock (40%). The Company awards a portion of the LTIP payout in shares to promote HEI Common Stock ownership. The LTIP goals are based on achieving financial criteria established by the Compensation Committee for a three-year period. A new three-year performance period starts each year.

        The Compensation Committee considers performance goal weightings that are recommended by Towers Perrin based on benchmarking against the Benchmark Peer Group and consultant judgment and reflect an alignment of key value drivers of financial performance and long-term shareholder value.

        2006-2008 performance period.    The Compensation Committee established the 2006-2008 LTIP goals for the NEOs. All the NEOs, except for Ms. Lau and Mr. May, had the following three goals: (1) a HECO Return on Average Common Equity (ROACE) goal (weighted 30%) measured against the

EEI Index (LTIP Peer Group) for the three-year period ending December 31, 2008, (2) an ASB ROACE goal (weighted 30%) based on an internal budget goal and (3) an HEI TRS goal (weighted 40%) measured against the LTIP Peer Group as of December 31, 2008, with performance of the LTIP Peer Group calculated on a noncapitalized weighted basis so as not to give a disproportionate emphasis to the larger companies in the LTIP Peer Group. Mr. May had the following three LTIP goals: (1) a percentage of the HECO allowed ROACE goal (weighted 40%), (2) a HECO consolidated net income goal (weighted 40%) and (3) an HEI TRS goal (weighted 20%). The Compensation Committee determined that the 2006-2008 LTIP financial goals for Ms. Lau would be those previously set for the HEI President and CEO position: (1) a HECO ROACE goal (weighted 30%), (2) an ASB ROACE goal (weighted 30%) and (3) an HEI TRS goal (weighted 40%). Mr. Clarke did not have the requisite period of service to participate in the 2006-2008 LTIP.

        The award levels for each of the participants are established and approved by the Compensation Committee, based upon recommendations from Towers Perrin. The Compensation Committee generally targets the long-term incentive of the NEOs at the fiftieth percentile or midpoint of pay practices found in companies which are similar in size and market place orientation. The current minimum, target and maximum award level ranges differ for each of the NEOs and were based on the 2005 Executive Custom Analysis, which reviewed LTIP award level opportunities from the Benchmark Peer Group. The prospective awards under the LTIP for each of the NEOs ranged from 20% to 65%, from 40% to 130%, and from 80% to 260%, for the minimum, target, and maximum awards, respectively, of the midpoint of the executive salary grade ranges projected to the end of the performance period, but in any event not in any individual case in excess of $2.5 million. Potential payouts at the target level if all goals are met are estimated as follows: Ms. Lau, $1,004,900; Mr. May, $463,200; Mr. Yeaman, $241,200; Ms. Wong, $183,000; and Mr. Harada, $84,400. The 2005 Executive Custom Analysis found that the NEOs in aggregate were 15% below the median of the competitive market in target total direct compensation (target total cash compensation and expected target value of all long-term incentive plans).

        2004-2006 performance period.    For this performance period, Messrs. Clarke, Yeaman, and Harada and Ms. Wong had two LTIP goals: (1) an HEI consolidated ROACE goal from continuing operations for the performance period (weighted 60%) and (2) an HEI TRS goal (weighted 40%) measured against the LTIP Peer Group as of December 31, 2006, with performance of the LTIP Peer Group calculated on a noncapitalized weighted basis so as not to give a disproportionate emphasis to the larger companies in the LTIP Peer Group. Ms. Lau's four LTIP goals were (1) an ASB annual ROACE goal, which required achieving a minimum range at least two out of three years (weighted 40%), (2) an ASB net income goal, which required achieving a minimum range at least two out of three years (weighted 40%), (3) an ASB fee income goal, which required achieving a target range at least two out of three years (weighted 10%) and (4) an ASB efficiency ratio goal, which required achieving a target range at the end of the period (weighted 10%). Mr. May's three LTIP goals were (1) an HEI consolidated ROACE goal (weighted 30%), (2) a TRS goal (weighted 20%) and (3) a percentage of the HECO allowed ROACE goal, which required achieving a minimum range at least two out of three years (weighted 50%) for the same three-year LTIP cycle.

        At the end of the 2004-2006 performance period, Messrs. Clarke, May, Yeaman, and Harada and Ms. Wong did not achieve their goals and therefore did not earn any LTIP payout. Ms. Lau, who was ASB President and CEO throughout this period and was promoted to HEI President & CEO on May 2, 2006, retained her LTIP goals for the full period, although her salary midpoint was pro-rated with 28 months at her ASB President & CEO grade, and 8 months at her HEI President & CEO grade. Ms. Lau achieved her ASB net income and ASB fee income goals and received an actual award payout of $191,449, 60% of which was in cash and 40% in HEI Common Stock. The number of shares awarded to Ms. Lau was based on $26.16 per share, the average of the daily high and low sales prices of HEI Common Stock on the approval date of February 27, 2007, the date of the HEI Board meeting approving this payout.

        Over the last ten-year period, the Company has achieved an LTIP TRS payout approximately 40% of the time and an LTIP HEI consolidated ROACE payout approximately 30% of the time. The Compensation Committee believes that the Company's LTIP goals provide the appropriate difficulty intended to reward superior performance.

How does the Company award stock and options to executive officers?

  Stock awards

        Stock awards are provided to NEOs to create a linkage of executive interests with improvement in the value of the investments of the Company's shareholders, to retain executives through multi-year vesting, and to offer a competitive long-term incentive compensation opportunity. Under the 1987 Stock Option and Incentive Plan of HEI, as amended and restated effective April 20, 2004 (SOIP), as approved by the Company shareholders, the Company may grant nonqualified stock options (NQSOs), incentive stock options, restricted stock, stock appreciation rights (SARs), stock payments and dividend equivalents (DEs). Equity awards have been given annually to the NEOs because of their roles, which have a direct linkage with the creation of shareholder value, and in order to maintain total compensation at competitive levels.

        Before 2006, the Company typically granted equity awards in the form of NQSOs and SARs with DEs. Because of limits on the use of DEs in connection with NQSOs and SARs under Section 409A of the Internal Revenue Code (Section 409A), DEs are not as effective as before the enactment of Section 409A. As a result, since 2006 the Company has been relying instead primarily on grants of restricted stock to provide NEOs with equity-based compensation.

        On April 13, 2006, the Compensation Committee granted to the NEOs awards of restricted HEI Common Stock that will cliff vest on May 13, 2010. The Compensation Committee considered the recommendations of Towers Perrin, which found that restricted stock awards will represent an increasingly prevalent long-term incentive approach to equity compensation for the Benchmark Peer Group. The Compensation Committee granted 31,000 shares to Ms. Lau: 16,000 shares as part of the 2006 Restricted Stock program for the NEOs and 15,000 shares as a one-time award upon her promotion to the position of HEI President & CEO. Mr. May was granted 8,000 restricted stock shares; Mr. Yeaman was granted 5,000 restricted stock shares; Ms. Wong was granted 3,000 restricted stock shares; and Mr. Harada was granted 2,000 restricted stock shares. The Committee believes that the NEOs' restricted stock awards, when taken together with their LTIP award targets, provide a competitive level of long-term incentive opportunity. See also Company stock ownership guidelines on page 44.

  Option awards

        The Compensation Committee, prior to 2006, granted NQSOs, SARs, and related DEs under the SOIP. In December 2005, to accommodate changes to the tax rules imposed by Section 409A, the Committee modified the provisions for paying DEs on shares underlying NQSOs and SARs that were vested on December 31, 2004, and the Committee similarly modified provisions for paying DEs on dividends declared after 2004. Before modification, DEs were paid when and to the extent that the employee exercised the NQSOs/SARs. In order to comply with Section 409A, any vested DE subject to the modification is being paid not later than two and one-half months after the year in which the underlying dividend is declared (without regard to whether the underlying NQSO/SAR is exercised). The amount of such DE payment generally is reduced if, as of December 31 for the year payment is made, the per share exercise price of the underlying NQSO/SAR exceeds the fair market value per share of the underlying Common Stock.

What perquisites and other personal benefits do executive officers have?

        Executive perquisites are necessary to maintain a competitive and attractive total compensation program for Company leadership positions. Perquisites and other personal benefits are periodically reviewed by the Compensation Committee. During 2006, the NEOs were eligible for an automobile and gas allowance and business parking, club memberships, business-related recreational expenses, voluntary annual physical exams and use of the Company-owned corporate retreat facilities. In late 2006, the Compensation Committee terminated executive and management use of the Company-owned corporate retreat facilities and the Company decided to sell the facilities. Also, in 2006, the Committee decided that executives and directors should pay for their own business-related recreational expenses if the expenses are not related to a customer event and for their spouses' expenses if their spouses accompany them to a Company or subsidiary board meeting. Company policy allows Ms. Lau and Messrs. May and Yeaman reimbursement for their spouses' travel expenses when their spouses accompany them to other meetings where spouse attendance is required or expected. The reimbursement is imputed as taxable income to Ms. Lau and Messrs. May and Yeaman. Company policy also allows the NEOs to take an undefined number of vacation days, consistent with the heavy workload demands of their positions. No amount of "unused" vacation is taken into consideration in their pension or termination benefit calculations. As current and former ASB and HECO directors, Ms. Lau and Mr. Clarke are eligible for Internet service at home, electricity discounts and preferential rate loans.

Do executive officers have change-in-control agreements?

        While the Company and its subsidiaries generally do not have employment contracts with the NEOs or other executives, the Company does have change-in-control agreements with the NEOs to encourage and ensure their continued attention and dedication to the performance of their assigned duties without distraction in the event of potentially disruptive circumstances arising from a change in control. The agreements define a change-in-control to mean a change-in-control of a nature that would be required to be reported under the rules of the Securities Exchange Act of 1934, including circumstances in which a person is or becomes the beneficial owner, directly or indirectly, of securities representing 25% or more of the combined voting power of the Company's outstanding voting securities, or specified changes in the composition of a majority of the Board of Directors following a merger, tender offer or certain other corporate transactions. The agreements address matters relating to the NEOs' employment, including severance compensation, if their employment ends or their terms of employment are adversely changed under circumstances described in the agreement following a Company change in control. The change-in-control agreements provide that if, after a change in control and prior to the expiration of the agreement, the NEOs' employment is ended without cause, the Company will pay the NEO a lump sum severance payment equal to 2.99 times his or her average W-2 earnings for the most recent five years, provided that the payment will be subject to withholding taxes and will be limited to an amount that is not subject to disallowance of deduction under Section 280G of the Internal Revenue Code when aggregated with any other amounts required to be considered for purposes of that provision. Where a termination without cause has occurred, the Company also will pay outplacement service fees on the NEOs' behalf, not to exceed 30% of his or her base annual salary at the time of the change-in-control. The Compensation Committee provides these benefits for the NEOs because of the vulnerability of these positions in a change-in-control situation and the difficulty in obtaining equivalent positions at a similar company. In 2006, no payments or benefits were paid under the change-in-control agreements.

Do executive officers have executive death benefits?

        In order to provide a competitive and attractive total compensation package, the Company also provides an Executive Death Benefit Plan of HEI and Participating Subsidiaries (HEI Death Benefit Plan). All NEOs are covered by the HEI Death Benefit Plan, which provides death benefits to the participant's beneficiary upon the participant's death. If the NEO dies while actively employed or, if disabled, dies prior to age 65, the benefit is equal to two times the NEO's base salary as grossed up for income taxes. If the NEO dies after retirement, the benefit is equal to the NEO's base salary at retirement as grossed up for income taxes.

What retirement benefits do executive officers have?

        Retirement benefits are provided as part of the Company's total compensation program to be competitive within the industries in which the Company operates to attract and retain highly qualified employees and to enable an orderly succession of the workforce.

Qualified Plans

        HEI Plan.    All regular employees of the Company (including the NEOs) participate in the Retirement Plan for Employees of HEI and Participating Subsidiaries (HEI Plan), a noncontributory, qualified defined benefit pension plan. The HEI Plan provides benefits at normal retirement (age 65), early retirement or death prior to retirement. Benefits are vested when participants complete five years of service or reach age 65. Normal retirement benefits are calculated based on a formula of 2.04% × Credited Service (maximum 67%) × Final Average Pay (average monthly base salary for highest thirty-six consecutive months out of the last ten years). Retirement benefits are increased by an amount equal to three percent (3%) of the initial benefit every twenty-four months following retirement.

        Early retirement benefits are available for participants who meet the age and service requirements at ages 50-64. Early retirement benefits are reduced for participants who retire prior to age 60, based on the participant's age at the early retirement date. The accrued normal retirement benefit is reduced by an applicable percentage, which ranges from 30% for early retirement at age 50 to 1% at age 59. Accrued or earned benefits are not reduced for eligible employees who retire at age 60 and above. Mr. Clarke retired on May 31, 2006 and all of the other NEOs are eligible for pension benefits under the HEI Plan, immediately upon termination of employment, except for Mr. Yeaman, who will be eligible for future pension benefits upon meeting the early retirement provisions of the HEI Plan.

        ASB Plan.    All regular employees of ASB participate in the American Savings Bank Retirement Plan (ASB Plan), a noncontributory, qualified defined benefit pension plan. The ASB Plan provides benefits at normal retirement (age 65), early retirement or death prior to retirement. Benefits are vested when participants complete four years of service or reach age 65. Normal retirement benefits are calculated based on a formula of 1.5% × Credited Service (maximum 35 years) × Final Average Compensation (averaged over the highest paying five consecutive calendar years out of the last ten calendar years). Compensation is primarily gross earnings but excludes commissions, stock options, LTIP, deferrals to and distributions from the ASB Select Deferred Compensation Plan, and other "fringe benefits" as defined in the ASB Plan.

        Early retirement benefits are available for participants who meet the age and service requirements at ages 55-64, with a minimum of 10 years of credited service. Early retirement benefits are reduced for participants who retire prior to age 65, based on the participant's age at the early retirement date. The accrued normal retirement benefit is reduced by an applicable percentage which ranges from 59.8% for early retirement at age 55 to 2% at age 64. Of the NEOs only Ms. Lau is a participant in the ASB Plan; at the time of her promotion to HEI President and CEO on May 2, 2006, her credited service under the ASB Plan was frozen and she began accumulating credited service under the HEI Plan. Ms. Lau is not yet eligible for pension benefits under the ASB Plan.

Nonqualified Plans

        HEI Excess Pay Plan.    Under the Internal Revenue Code, benefits payable from qualified plans such as the HEI Plan and the ASB Plan are limited. The Company has adopted the HEI Excess Pay Supplemental Executive Retirement Plan (HEI Excess Pay Plan), which is a non-contributory, nonqualified plan, to make up for the portion of benefits that cannot be paid from the HEI Plan and the ASB Plan due to these Internal Revenue Code limits. HEI provides these benefits so that highly compensated employees may have a similar percentage of their earnings replaced as other employees who are not subject to these limits.

        The Internal Revenue Code limits the amount of annual compensation for purposes of calculating a participant's eligible compensation from qualified plans to $220,000 in 2006. Benefits under the HEI Excess Pay Plan are determined using the same formula as the HEI Plan or the ASB Plan, as applicable, but not subject to the Internal Revenue Code limits reduced by the benefit payable from the HEI Plan or the ASB Plan. Early retirement, death benefits and vesting provisions are similar to the HEI Plan and the ASB Plan. Mr. Yeaman and Ms. Wong participate in the HEI Excess Pay Plan. Ms. Wong is eligible for pension benefits under the HEI Excess Pay Plan immediately upon termination of employment. Mr. Yeaman is not yet eligible for pension benefits.

        Under the HEI Plan and the Excess Pay Plan, additional credited service of up to eight months may be granted to participants who retire at age 55 or later with respect to unused sick leave from the current year and prior two years. Credited service is also granted to disabled participants who are vested at the time of disability for the period of disability.

        ASB SERP.    To address the Internal Revenue Code limits on benefits payable from the ASB Plan and in order to assist ASB in attracting and retaining senior management personnel (who by reason of training, education, experience, and ability are capable of materially affecting ASB's profitability and performance), ASB has adopted the American Savings Bank Supplemental Retirement, Disability, and Death Benefit Plan (ASB SERP), a non-contributory non-qualified plan. The plan provides participating executives with potential additional retirement income by providing a standardized percent of pay benefit among executives when offset by social security and the qualified ASB Plan. Benefits under the ASB SERP are determined based on a formula of 60% × Final Average Compensation, reduced by the ASB Plan benefit and social security × Years of Service (maximum 20 years) divided by 20. Final Average Compensation uses the same definition of eligible earnings as under the ASB Plan, but is reduced by 50% of the executive's EICP payout for each year and is averaged over the highest five consecutive calendar years out of the last ten calendar years. Benefits are reduced by benefits payable by the ASB Plan and social security, and will not be less than the benefit that would be payable under the ASB Plan before any Internal Revenue Code limit. Early retirement and post-retirement death benefits similar to the ASB Plan are available in the ASB SERP.

        HEI SERP.    To address the Internal Revenue Code limits on benefits payable from the HEI Plan and the integral role of bonuses paid under the EICP, the Company has adopted the HEI Supplemental Executive Retirement Plan (HEI SERP), a non-contributory non-qualified plan. The plan provides participating executives with potential additional retirement income by including EICP awards in the calculation of benefits. Benefits under the HEI SERP are determined based on a formula of 2.04% × Credited Service (maximum 60%) × Final Average Compensation (average monthly base salary plus EICP for the three highest calendar years out of the last sixty months prior to retirement). Benefits are reduced by benefits payable by the HEI Plan, ASB Plan and social security, and will not be less than the benefit that would be payable under the HEI Plan or ASB Plan before any Internal Revenue Code limits. Early retirement and death benefits similar to the HEI Plan and ASB Plan are available in the HEI SERP. Mr. Clarke, Ms. Lau and Mr. May participate in the HEI SERP. Mr. Clarke retired on May 31, 2006. Ms. Lau and Mr. May are eligible for pension benefits under the HEI SERP as of December 31, 2006. At the beginning of the year, Ms. Lau participated in the ASB SERP; upon her promotion to HEI President and CEO, she was granted participation in the HEI SERP, and her years of credited service under the ASB SERP were transferred to the HEI SERP, accounting for $2,176,083 of the increase in pension present value. At its meeting on December 7, 2005, for retention purposes and in recognition of Mr. Yeaman's performance, the Compensation Committee also authorized the participation of Mr. Yeaman in the HEI SERP, effective as of April 1,

2006, or such later date on which that plan is formally amended to comply with the requirements of Section 409A of the Internal Revenue Code. The plan is expected to be so amended during 2007.

Other Matters

        The accounting consequences of the various forms of compensation are not significant factors in determining whether to make an award, but the Compensation Committee will take them into account if appropriate. For instance, the Compensation Committee may determine that there should be no incentive payout solely by reason of the application of a new accounting standard and that was not the result of improved Company performance. Similarly, the tax consequences of the various forms of compensation are generally not significant factors in determining whether to make an award, but the Compensation Committee will take them into account if appropriate. In this light, the Compensation Committee reviewed the provisions of Section 162(m) of the Internal Revenue Code, relating to the $1 million deduction cap for executive compensation and its applicability in 2006. The Compensation Committee will take Section 162(m) into account as one of the factors considered in establishing executive compensation and generally will award only deductible compensation. However, to the extent consistent with its overall compensation policy, the Compensation Committee may determine that awarding compensation in excess of Section 162(m) deduction limits is reasonable and appropriate.

Executive Compensation

Summary Compensation Table

        The following summary compensation table shows the base salary, annual bonus, stock awards, option awards, non-equity incentive compensation, change in pension value and non-qualified deferred compensation earnings, and all other compensation and benefits of the NEOs who served during and at the end of 2006.

2006 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compen- sation ($) (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (6)	All Other Compen- sation ($) (7)	Total ($)
Constance H. Lau President & CEO, HEI (1) Chairman, President & CEO, ASB Chairman, HECO	2006	680,667	—	143,202	144,312	191,449	2,500,135	41,555	3,701,320

Robert F. Clarke President & CEO, HEI Retired (1)	2006	315,667	—	NA	191,746	—	167,220	28,792	703,425

T. Michael May President and CEO, HECO	2006	571,334	—	36,955	144,312	—	389,129	21,317	1,163,047

Eric K. Yeaman Financial Vice President, Treasurer and Chief Financial Officer	2006	382,333	—	63,240	113,021	—	44,141	16,606	619,341

Patricia U. Wong Vice President—Administration and Corporate Secretary	2006	252,667	—	13,858	63,182	—	124,448	19,629	473,784

Curtis Y. Harada Controller	2006	190,300	—	9,239	25,362	—	90,298	15,896	331,095

NA
Not applicable.

(1)
Robert F. Clarke retired on May 31, 2006. Effective May 2, 2006, Constance H. Lau was promoted to President and CEO of HEI.

(2)
No discretionary bonuses without pre-established goals were awarded to NEOs in 2006.

(3)
Represents recognition of stock expense in the Company's financial statements, without reduction for forfeitures, for restricted stock awards. For a discussion of the assumptions underlying the amounts set out for restricted stock, see Note 9 to HEI's Notes to Consolidated Financial Statements under Item 8 of HEI's Form 10-K for the year ended December 31, 2006. On April 13, 2006, 31,000, 8,000, 5,000, 3,000 and 2,000 shares of restricted stock were granted to Ms. Lau, Mr. May, Mr. Yeaman, Ms. Wong and Mr. Harada, respectively. On the date of grant, the closing price of HEI Common Stock was $26.32 per share on the NYSE. Quarterly dividends on such shares of restricted stock are paid to the NEOs. All such shares of restricted stock become unrestricted on May 13, 2010. On August 11, 2003, 10,000 shares (split-adjusted) of restricted stock were granted to Mr. Yeaman. On the date of grant, the closing price of HEI Common Stock was $20.65 (split-adjusted) per share on the NYSE. Quarterly dividends on the 10,000 shares (split-adjusted) of restricted stock are paid to Mr. Yeaman. The 10,000 shares (split-adjusted) of restricted stock became unrestricted on August 11, 2006.

(4)
Represents recognition of option expense in the Company's financial statements, without reduction for forfeitures, for NQSOs with DEs granted in 2002 and 2003 and SARs with DEs granted in 2004 and 2005. For a discussion of the assumptions underlying the amounts set out for option awards, see Note 9 to HEI's Notes to Consolidated Financial Statements under Item 8 of HEI's Form 10-K for the year ended December 31, 2006.

(5)
The NEOs are eligible for an annual incentive award under HEI's EICP. EICP bonus payouts are reflected as compensation for the year earned, and none were earned by the NEOs in 2006. LTIP payouts are determined in the first quarter of each year for the three-year cycle ending on December 31 of the previous calendar year. Only Ms. Lau achieved a payout for LTIP.

(6)
Represents the change in pension value from December 31, 2005 to December 31, 2006. No NEO currently participates in the HEI Nonqualified Deferred Compensation Plan. Only Ms. Lau participates in the ASB

  Deferred Compensation Plan, the earnings of which were not considered preferential. Negative present value change for the HEI SERP for Mr. Clarke of $154,991 was not included in the change in pension value; negative present value change for the executive death benefit plan, which was not included in the change in pension value for Mr. Clarke, Mr. May, and Mr. Harada are $27,542, $13,700, and $7,502, respectively. At the beginning of the year, Ms. Lau participated in the ASB SERP; upon her promotion to HEI President and CEO, she was granted participation in the HEI SERP, and her years of credited service under the ASB SERP were transferred to the HEI SERP, accounting for $2,176,083 of the increase in pension present value.

(7)
Represents total perquisites for 2006. Ms. Lau received preferential mortgage loan interest of $26,307. In 2006, other than Ms. Lau's preferential mortgage loan interest, no such perquisite had an aggregate incremental cost in excess of $25,000. See section on perquisites on page 21.

Grants of Plan-Based Awards

        The following table relates to awards to the NEOs in 2006 under the EICP tied to performance for 2006 and LTIP tied to performance over the 2006-2008 period. Also shown is the restricted stock award granted under SOIP during 2006.

2006 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Option Awards: Number of Securities Underlying Options (#)
										Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#) (2)			Grant Date Fair Value of Stock and Option Awards ($)
Constance H. Lau	2/8/06 EICP	312,800	625,600	1,251,200	—	—	—	—	—	—	—
	2/8/06 LTIP	502,450	1,004,900	2,009,800	—	—	—	—	—	—	—
	4/13/06 RS	NA	NA	NA	NA	NA	NA	31,000	NA	NA	815,920
Robert F. Clarke	2/8/06 EICP	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
	2/8/06 LTIP	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
	4/13/06 RS	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
T. Michael May	2/8/06 EICP	165,300	330,600	661,200	—	—	—	—	—	—	—
	2/8/06 LTIP	231,600	463,200	984,300	—	—	—	—	—	—	—
	4/13/06 RS	NA	NA	NA	NA	NA	NA	8,000	NA	NA	210,560
Eric K. Yeaman	2/8/06 EICP	95,750	191,500	383,000	—	—	—	—	—	—	—
	2/8/06 LTIP	120,600	241,200	522,600	—	—	—	—	—	—	—
	4/13/06 RS	NA	NA	NA	NA	NA	NA	5,000	NA	NA	131,600
Patricia U. Wong	2/8/06 EICP	65,250	130,500	261,000	—	—	—	—	—	—	—
	2/8/06 LTIP	91,500	183,000	366,000	—	—	—	—	—	—	—
	4/13/06 RS	NA	NA	NA	NA	NA	NA	3,000	NA	NA	78,960
Curtis Y. Harada	2/8/06 EICP	40,200	80,400	160,800	—	—	—	—	—	—	—
	2/8/06 LTIP	42,200	84,400	168,800	—	—	—	—	—	—	—
	4/13/06 RS	NA	NA	NA	NA	NA	NA	2,000	NA	NA	52,640

NA
Not applicable.
RS
Restricted stock.

(1)
Includes awards under HEI's 2006 EICP and 2006-2008 LTIP plans based on meeting performance goals at threshold, target and maximum levels. See further discussion of the features of the awards in Compensation Discussion and Analysis above.

(2)
Represents shares of restricted stock that vest on a cliff basis following four years of service after the date of grant. The closing price of HEI Common Stock on the NYSE on April 13, 2006, the date of grant, was $26.32 per share.

Outstanding Equity Awards at Fiscal Year-End

OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR-END

	Option Awards (1)						Stock Awards (2)
									Equity Incentive Plan Awards
				Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)						Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
		Number of Securities Underlying Unexercised Options					Shares or Units of Stock That Have Not Vested		Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)
						Option Expira- tion Date
Name	Grant Year	Exer- ciseable (#)	Unexer- ciseable (#)		Option Exercise Price ($)		Number (#)	Market Value ($)
Constance H. Lau	1999	10,000	—	—	17.61	4/26/09	—	—	—	—
	1999 DE	3,042	—	—	—	4/26/09	—	—	—	—
	1999	40,000	—	—	17.63	8/11/09	—	—	—	—
	1999 DE	11,908	—	—	—	8/11/09	—	—	—	—
	2000	40,000	—	—	14.74	4/24/10	—	—	—	—
	2000 DE	11,172	—	—	—	4/24/10	—	—	—	—
	2001	40,000	—	—	17.96	4/23/11	—	—	—	—
	2001 DE	9,409	—	—	—	4/23/11	—	—	—	—
	2002	50,000	—	—	21.68	4/22/12	—	—	—	—
	2002 DE	8,659	—	—	—	4/22/12	—	—	—	—
	2003	37,500	12,500	—	20.49	4/21/13	—	—	—	—
	2003 DE	5,533	1,845	—	—	4/21/13	—	—	—	—
	2004	25,000	25,000	—	26.02	4/19/14	—	—	—	—
	2004 DE	2,139	2,139	—	—	4/19/14	—	—	—	—
	2005	—	50,000	—	26.18	4/7/15	—	—	—	—
	2005 DE	—	2,362	—	—	4/7/15	—	—	—	—
	2006	NA	NA	NA	NA	NA	31,000	841,650	—	—

	Total	294,362	93,846	—			31,000	841,650	—	—

Robert F. Clarke	2004	135,000	—	—	26.02	5/31/09	—	—	—	—
	2004 DE	4,944	—	—	—	5/31/09	—	—	—	—
	2005	150,000	—	—	26.18	5/31/09	—	—	—	—
	2005 DE	—	—	—	—	5/31/09	—	—	—	—
	2006	NA	NA	NA	NA	NA	NA	NA	—	—

	Total	289,944	—	—			—	—	—	—

T. Michael May	2002	50,000	—	—	21.68	4/22/12	—	—	—	—
	2002 DE	8,659	—	—	—	4/22/12	—	—	—	—
	2003	37,500	12,500	—	20.49	4/21/13	—	—	—	—
	2003 DE	5,533	1,845	—	—	4/21/13	—	—	—	—
	2004	25,000	25,000	—	26.02	4/19/14	—	—	—	—
	2004 DE	2,139	2,139	—	—	4/19/14	—	—	—	—
	2005	—	50,000	—	26.18	4/7/15	—	—	—	—
	2005 DE	—	2,362	—	—	4/7/15	—	—	—	—
	2006	NA	NA	NA	NA	NA	8,000	217,200	—	—

	Total	128,831	93,846	—			8,000	217,200	—	—

Eric K. Yeaman	2003	15,000	5,000	—	20.49	4/21/13	—	—	—	—
	2003 DE	2,248	749	—	—	4/21/13	—	—	—	—
	2004	15,000	15,000	—	26.02	4/19/14	—	—	—	—
	2004 DE	1,723	1,723	—	—	4/19/14	—	—	—	—
	2005	—	30,000	—	26.18	4/7/15	—	—	—	—
	2005 DE	—	2,550	—	—	4/7/15	—	—	—	—
	2006	NA	NA	NA	NA	NA	5,000	135,750	—	—

	Total	33,971	55,022	—			5,000	135,750	—	—

Patricia U. Wong	2003	1,000	1,000	—	20.49	4/21/13	—	—	—	—
	2003 DE	202	202	—	—	4/21/13	—	—	—	—
	2005	—	24,000	—	26.18	4/7/15	—	—	—	—
	2005 DE	—	2,040	—	—	4/7/15	—	—	—	—
	2006	NA	NA	NA	NA	NA	3,000	81,450	—	—

	Total	1,202	27,242	—			3,000	81,450	—	—

Curtis Y. Harada	2002	4,000	—	—	21.68	4/22/12	—	—	—	—
	2002 DE	47	—	—	—	4/22/12	—	—	—	—
	2003	6,000	2,000	—	20.49	4/21/13	—	—	—	—
	2003 DE	434	145	—	—	4/21/13	—	—	—	—
	2004	5,000	5,000	—	26.02	4/19/14	—	—	—	—
	2004 DE	236	236	—	—	4/19/14	—	—	—	—
	2005	—	10,000	—	26.18	4/7/15	—	—	—	—
	2005 DE	—	472	—	—	4/7/15	—	—	—	—
	2006	NA	NA	NA	NA	NA	2,000	54,300	—	—

	Total	15,717	17,853	—			2,000	54,300	—	—

NA
Not applicable.

(1)
For option awards, the 2003 NQSO grant and prior grants vest in 25% annual installments and are fully vested four years after the date of grant. The 2004 SARs grant vests in 25% annual installments and will be fully vested on April 19, 2008 and the 2005 SARs grant cliff vests on April 7, 2009.

(2)
For stock awards, the 2006 restricted stock award becomes unrestricted on May 13, 2010.

Option Exercises and Stock Vested

2006 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#) (1)	Value Realized on Exercise ($) (2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Constance H. Lau	9,049	237,457	—	—
Robert F. Clarke	255,826	2,692,397	—	—
T. Michael May	58,458	851,605	—	—
Eric K. Yeaman	1,583	41,550	10,000	273,700
Patricia U. Wong	—	—	—	—
Curtis Y. Harada	2,842	74,575	—	—

(1)
Includes shares paid with respect to DEs due to changes made to the provisions for the award of DEs in light of Section 409A: Ms. Lau, 9,049 shares; Mr. Clarke, 28,929 shares; Mr. May, 9,049 shares; Mr. Yeaman, 1,583 shares; and Mr. Harada, 2,842 shares. Also includes Mr. Clarke's exercise of 200,000 NQSOs and 26,897 accompanying DEs and Mr. May's exercise of 40,000 NQSOs and 9,409 accompanying DEs.

(2)
Includes the value realized on shares paid with respect to DEs due to changes made to the provisions for the award of DEs in light of Section 409A: Ms. Lau, $237,457; Mr. Clarke, $763,900; Mr. May, $237,457; Mr. Yeaman, $41,550; and Mr. Harada, $74,575. Also includes Mr. Clarke's value realized on exercise of

  NQSOs and accompanying DEs of $1,928,497 and Mr. May's value realized on exercise of NQSOs and accompanying DEs of $614,148.

Pension Benefits

        The present value (as of December 31, 2006) of the accumulated benefits under pension and other post-retirement plans is as follows:

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (5)	Payments During the Last Fiscal Year ($) (6)
Constance H. Lau	HEI Plan (1)	15.8	706,527	—
	ASB Plan (1)	6.4	122,926	—
	HEI SERP (3)	22.3	4,076,523	—
	HEI Executive Death Benefit (4)	NA	285,031	—
Robert F. Clarke	HEI Plan (1)	19.3	1,062,521	43,186
	HEI SERP (3)	19.3	5,229,902	240,713
	HEI Executive Death Benefit (4)	NA	561,388	—
T. Michael May	HEI Plan (1)	14.9	870,677	—
	HEI SERP (3)	14.9	1,947,817	—
	HEI Executive Death Benefit (4)	NA	316,273	—
Eric K. Yeaman	HEI Plan (1)	3.9	66,834	—
	HEI Excess Pay Plan (2)	3.9	48,788	—
	HEI Executive Death Benefit (4)	NA	19,773	—
Patricia U. Wong	HEI Plan (1)	16.6	523,619	—
	HEI Excess Pay Plan (2)	16.6	51,587	—
	HEI Executive Death Benefit (4)	NA	80,381	—
Curtis Y. Harada	HEI Plan (1)	17.4	520,092	—
	HEI Executive Death Benefit (4)	NA	71,489	—

NA    Not applicable.

(1)
For the HEI Plan normal retirement benefits are calculated based on a formula of 2.04% × Credited Service (maximum 67%) × Final Average Pay (average monthly base salary for highest thirty-six consecutive months out of the last ten years). Retirement benefits are increased by an amount equal to three percent (3%) of the initial benefit every twenty-four months following retirement. All of the NEOs except for Mr. Yeaman are eligible for early retirement benefit under the HEI Plan as of December 31, 2006. Mr. Clarke retired on May 31, 2006 and is receiving benefits from the HEI Plan. For the ASB Plan, normal retirement benefits are calculated based on a formula of 1.5% × Credited Service (maximum 35 years) × Final Average Compensation (averaged over the highest paying five consecutive calendar years out of the last ten calendar years). Compensation is primarily gross earnings but excludes commissions, stock options, LTIP, deferrals to and distributions from the ASB Select Deferred Compensation Plan, and other "fringe benefits" as defined in the ASB Plan. Ms. Lau is not eligible for early retirement benefits under the ASB Plan as of December 31, 2006. See page 22 for a description of these plans.

(2)
Benefits under the HEI Excess Pay Plan are determined using the same formula as the HEI Plan reduced by the benefit payable from the HEI Plan. Early retirement and death benefits similar to the HEI Plan are available. As of December 31, 2006, Ms. Wong is eligible for early retirement benefit under the HEI Excess Pay Plan while Mr. Yeaman is not. See pages 22 and 23 for a description of the HEI Excess Pay Plan.

(3)
Benefits under the HEI SERP are calculated based on a formula of 2.04% × Credited Service (maximum 60%) × Final Average Compensation (average monthly base salary plus EICP for the three highest calendar years out of the last sixty months prior to retirement). Benefits are reduced by benefits payable by the HEI Plan, ASB plan and social security and will not be less than the benefit that would be payable under the HEI

  Plan before any Internal Revenue Code limits. Mr. Clarke retired on May 31, 2006 and is receiving benefits from the HEI SERP. See pages 23 and 24 for a description of the HEI SERP.

(4)
Executive Death Benefit: All NEOs are covered by the Executive Death Benefit Plan of HEI and Participating Subsidiaries which provides death benefits for participants who terminate (voluntary termination, termination for cause or without cause) after qualifying for immediate commencement of retirement benefits under the HEI Plan. All of the NEOs except for Mr. Yeaman are eligible for early retirement benefit under the HEI Plan as of December 31, 2006. Mr. Clarke retired on May 31, 2006 and is eligible for this benefit. Upon the participant's death following retirement, the benefit is equal to one times the participant's base salary prior to retirement, divided by one minus the highest marginal rate of federal income tax on such benefits. The present value of the executive death benefit during retirement is included in the Pension Benefits Table above. When the retired NEO dies, the total amount of the executive death benefit payable to his/her designated beneficiary is listed below, using an assumed tax gross up rate of 35% as of December 31, 2006:

Name	Base Salary Effective May 1, 2006 ($)	Tax Gross-up ($)	Total Benefit ($)
Constance H. Lau	736,000	396,308	1,132,308
Robert F. Clarke	757,600	407,938	1,165,538
T. Michael May	577,000	310,692	887,692
Eric K. Yeaman	—	—	—
Patricia U. Wong	256,000	137,846	393,846
Curtis Y. Harada	192,300	103,546	295,846
(5)
The present value of accumulated benefits for the NEOs included in the Pension Benefits Table was determined based on the following:

  Methodology: The benefits are calculated as of December 31, 2006 based on the service and pay of the NEO as of such date.

  Assumptions:

  a.
  Discount Rate—The discount rate is the interest rate used to discount future benefit payments in order to reflect the time value of money. The discount rate used in present value calculations is 6.00% as of December 31, 2006 and 5.75% as of December 31, 2005. This change in discount rate has the effect of decreasing the present value of the accumulated pension and other post-retirement benefits.

  b.
  Mortality Table—The mortality table is used to discount future pension benefit payments in order to reflect the probability of survival to any given future date. For all benefits, mortality is applied post-retirement only.

  c.
  Retirement Age—Each NEO is assumed to retire at the earliest age when unreduced pension benefits would be payable, but no earlier than attained age as of December 31, 2006. For purposes of determining retirement eligibility, NEOs are assumed to remain in active employment through retirement age.

  d.
  Pre-Retirement Decrements—Pre-retirement decrements refer to events that could occur between the measurement date and the retirement age (such as withdrawal, early retirement, and death) that would impact the present value of benefits. No pre-retirement decrements are assumed in the calculation of pension benefit table present values, although decrements are assumed for financial statement purposes.

(6)
Pension benefit payments began in June 2006.

Nonqualified Deferred Compensation

        NEOs may elect to participate in the HEI Executives' Deferred Compensation Plan dated February 1, 1985, as amended, which allows an executive to defer compensation from the Company for performance awards under EICP and/or LTIP. No NEO is currently participating in this plan.

        As President and CEO of ASB, Ms. Lau may also participate in the American Savings Bank Select Deferred Compensation Plan (ASB Deferred Compensation Plan), a contributory non-qualified deferred compensation plan. The ASB Deferred Compensation Plan allows a select group of ASB management and highly compensated employees to defer up to 100% of current salary, bonus or commissions from current taxation based upon annual elections made prior to the beginning of each deferral year. Prior to the year in which the compensation is earned, participants will make irrevocable elections of what percent to defer, as well as how and when they will receive distribution of their deferrals. The participant will make a distinct deferral and distribution election for each year of participation.

        The deferred amounts are credited with gains/losses of deemed investments chosen by the participant. These deemed investments include 23 publicly traded mutual funds and allocation percentages among the participant's deemed investments may be changed daily. The deemed investments include charges for reasonable and customary investment expenses.

        The plan is an unfunded non-qualified deferred compensation plan and, as such, when a distribution is made, it is paid in cash from ASB's general assets. ASB has purchased corporate-owned life insurance to help offset this liability.

        While the participant is actively employed, the participant can receive an interim distribution of his or her account, but no earlier than the first day of the fourth plan year following the effective date of the initial election to defer. This interim distribution must be elected prior to the year in which the compensation is earned. Due to unforeseen emergency, a participant may also request a withdrawal of a certain portion of his or her account to the extent needed to satisfy the emergency, subject to approval by ASB.

        The distribution of accounts from the ASB Deferred Compensation Plan is triggered by disability, death, or separation from service (including retirement). Upon disability or separation from service other than retirement, the entire account of the participant will be paid out in one lump sum, generally within thirty days of the date of disability or separation. Upon death or retirement the account will generally be distributed within thirty days according to the participant's distribution elections for each year of deferral. Such elections can provide for payment either in a lump sum, or in substantially equal annual installments spread over future years not to exceed fifteen. With respect to deferrals made after December 31, 2004, distributions to certain key employees (presently including Ms. Lau) upon separation from service (including through retirement) may not be made earlier than six months after the date of separation (or, if earlier, the date of death of the employee).

2006 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Constance H. Lau (1)	—	—	24,474	—	232,028
Robert F. Clarke (Retired 5/31/06)	NA	NA	NA	NA	NA
T. Michael May	NA	NA	NA	NA	NA
Eric K. Yeaman	NA	NA	NA	NA	NA
Patricia U. Wong	NA	NA	NA	NA	NA
Curtis Y. Harada	NA	NA	NA	NA	NA

NA
Not applicable.

(1)
Ms. Lau did not elect to defer any amounts for 2006. She elected to defer $100,000 each year from bonuses awarded in 2004 and 2005. Earnings were based upon her allocation of deemed investments, selected from 23 publicly traded mutual funds. Earnings were not considered preferential. Ms. Lau has elected to take distributions upon retirement in 15 annual installments with respect to her existing balances.

Potential Payments Upon Termination or Change in Control

        The amount of potential payments to each NEO under retirement, voluntary termination, termination for cause, termination without cause, and change-in-control situations are shown below, in the termination benefits table for each NEO, assuming termination occurred on December 31, 2006. The amounts listed are estimates; actual amounts to be paid would depend on the actual date of termination and circumstances existing at that time. Other post-employment benefits, including retiree medical, dental, and group life insurance are not listed because they are available to all retirees on a non-discriminatory basis. Amounts paid to Mr. Clarke upon his retirement on May 31, 2006 are included in the Pension Benefits Table on page 29.

  Retirement Payments & Benefits

        If the NEO retires, he or she will be entitled to the following:

  •
  If vested, the accrued retirement benefit under the HEI Plan, ASB Plan, HEI Excess Pay Plan and HEI SERP as applicable. (The NEO may select from a variety of actuarial forms of the benefit. The amounts shown in the termination summary benefit tables are for a single life annuity.) The NEO is also entitled to the 3% non-compounding biennial pension payment adjustment on the HEI Plan and HEI Excess Pay Plan, but not the ASB Plan or the HEI SERP, if eligible to retire.

  •
  Distributions under the ASB Select Deferred Compensation Plan, in the annual amount as elected by the participant.

  •
  Continued participation in EICP at a pro-rated amount, provided there has been a minimum service of nine months during the annual performance period, with payment to be made at the end of the EICP cycle if performance goals are achieved, using the salary midpoint at the time of retirement.

  •
  Continued participation in each ongoing LTIP cycle at a pro-rated amount, with a minimum service of twelve months during the 36-month performance period, with payment to be made at the end of the LTIP cycle if performance goals are achieved, using the salary midpoint at the time of retirement.

  •
  Accelerated vesting of unvested NQSOs, SARs, and accompanying DEs; all vested shares must be exercised within a period of three years, or within the original grant term, whichever ends first.

  •
  Post-retirement executive death benefit of one times base salary, grossed up for income taxes, payable to the NEO's named beneficiary, if eligible to retire.

        If the NEO retires, he or she loses the following:

  •
  The entire amount of unvested restricted stock is forfeited.

  •
  DEs on NQSOs/SARs stop accruing.

  •
  The pre-retirement executive death benefit of two times base salary, grossed up for income taxes, converts into one-times base salary, grossed up for income taxes.

  •
  Participation in change-in-control agreement ends.

  Voluntary Termination Payments & Benefits

        If the NEO voluntarily terminates, he or she will be entitled to the following:

  •
  If vested, the accrued retirement benefit under the HEI Plan, ASB Plan, HEI Excess Pay Plan and HEI SERP, as applicable, is payable upon retirement. (No retirement amount is shown on the termination summary benefit tables since this is a vested right and not a termination benefit. See "Pension Benefits" above.) The NEO is also entitled to the 3% non-compounding biennial pension payment adjustment on the HEI Plan and HEI Excess Pay Plan, but not the ASB Plan or HEI SERP, if eligible. Lump sum payment of the participant's account balance under the ASB Select Deferred Compensation Plan.

  •
  Continued participation in EICP at a pro-rated amount, provided there has been a minimum service of nine months during the annual performance period, with payment to be made at the end of the EICP cycle if performance goals are achieved, using the salary midpoint at the time of termination.

  •
  Continued participation in each ongoing LTIP cycle at a pro-rated amount, provided there has been a minimum service of twelve months during the 36-month performance period, with payment to be made at the end of the LTIP cycle if performance goals are achieved, using the salary midpoint at the time of termination.

  •
  Vested NQSOs, SARs, and accompanying DEs, must be exercised within a period of one year of termination or within the original grant term, whichever ends first.

        If the NEO voluntarily terminates, he or she loses the following:

  •
  Unvested NQSOs, SARs and accompanying DEs are forfeited.

  •
  The entire amount of unvested restricted stock is forfeited.

  •
  DEs on vested NQSOs/SARs stop accruing.

  •
  The pre-retirement executive death benefit is lost. The post-retirement executive death benefit is lost if the NEO is not eligible to retire at termination.

  •
  Participation in change-in-control agreement ends.

  Termination for Cause Payments & Benefits

        If the NEO is terminated for cause, he or she will be entitled to the following:

  •
  If vested, the accrued retirement benefit under the HEI Plan, ASB Plan, HEI Excess Pay Plan and HEI SERP as applicable, payable upon retirement. (No retirement amount is shown on the termination summary benefit tables since this is a vested right and not a termination benefit. See "Pension Benefits" above.) The NEO is also entitled to the 3% non-compounding biennial pension payment adjustment on the HEI Plan and HEI Excess Pay Plan, but not the ASB Plan or HEI SERP, if eligible. Lump sum payment of the participant's account balance under the ASB Select Deferred Compensation Plan.

        If the NEO is terminated for cause, he or she loses the following:

  •
  Based upon the Compensation Committee's right to amend, suspend or terminate the EICP or any portion of it at any time it is expected that continued participation in EICP would end and there would be no pro rata participation.

  •
  Based upon the Compensation Committee's right to amend, suspend or terminate the LTIP or any portion of it at any time it is expected that continued participation in any LTIP cycle would end and there would be no pro rata participation.

  •
  Vested and unvested NQSOs, SARs and accompanying DEs are forfeited.

  •
  The entire amount of unvested restricted stock is forfeited.

  •
  The pre-retirement executive death benefit is lost. The post-retirement executive death benefit is lost, if the NEO is not eligible to retire at termination.

  •
  Participation in change-in-control agreement ends.

  Termination without Cause Payments & Benefits

        If the NEO is terminated without cause, he or she will be entitled to the following:

  •
  If vested, accrued retirement benefit under the HEI Plan, ASB Plan, HEI Excess Pay Plan and HEI SERP as applicable, payable upon retirement. (No retirement amount is shown on the termination summary benefit tables since this is a vested right and not a termination benefit. See "Pension Benefits" above.) The NEO is also entitled to the 3% non-compounding biennial pension payment adjustment on the HEI Plan and HEI Excess Pay Plan, but not the ASB Plan or HEI SERP, if eligible. Lump sum payment of the participant's account balance under the ASB Select Deferred Compensation Plan.

  •
  Continued participation in EICP at a pro-rated amount, provided there has been a minimum service of nine months during the annual performance period, with payment to be made at the end of the EICP cycle if performance goals are achieved, using the salary midpoint at the time of termination.

  •
  Continued participation in each ongoing LTIP cycle at a pro-rated amount, provided there has been a minimum service of twelve months during the 36-month performance period, with payment to be made at the end of the LTIP cycle if performance goals are achieved, using the salary midpoint at the time of termination.

  •
  Vested NQSOs, SARs and accompanying DEs must be exercised within a period of one year or the original grant term, whichever ends first.

  •
  A pro-rated portion of restricted stock vests, based on service to date compared to original vesting period.

        If the NEO is terminated without cause, he or she loses the following:

  •
  Unvested NQSOs, SARs and accompanying DEs are forfeited.

  •
  The remaining (after the pro-rated vesting described above) unvested restricted stock is forfeited.

  •
  DEs on vested NQSOs/SARs stop accruing.

  •
  The pre-retirement executive death benefit is lost. The post-retirement executive death benefit is lost if the NEO is not eligible to retire at termination.

  •
  Participation in change-in-control agreement ends.

  Change-in-control Payments & Benefits

        All NEOs participate in change-in-control agreements. If there were a change in control and the benefits under the agreements were to be triggered by a qualifying termination of employment, the change-in-control agreements and related agreements provide for the following:

  •
  A lump sum severance payment equal to 2.99 times his or her average W-2 earnings for the most recent five years, less withholding taxes and limited to an amount that is not subject to disallowance of deduction under Section 280G of the Internal Revenue Code when aggregated with any other amounts required to be considered for purposes of that provision.

  •
  Benefits and perquisites for two years after the change in control, but limited should the payments jeopardize the qualified tax status of any benefit plan.

  •
  Outplacement service fees, not to exceed 30% of base annual salary at the time of the change in control.

  •
  Vesting of unvested NQSOs, SARs and accompanying DEs.

  •
  Vesting of unvested restricted stock.

  Termination summary benefit tables

        The following tables summarize benefits provided under each benefit plan and termination scenario for each NEO as of (and assuming, as applicable, death or termination) December 31, 2006. Footnotes for the tables may be found on page 37. Amounts listed are defined as annual benefits, or a one-time benefit or other duration as specified. In instances where benefits are accelerated, the value of the acceleration is noted.

Constance H. Lau:

Benefit Plan or Program	Benefits payable for Retirement ($)	Benefits payable for Voluntary Termination ($)	Benefits payable for Termination for Cause ($)	Benefits payable for Termination without Cause ($)	Benefits payable for Change-in-control ($) (6)
HEI Plan (1)	64,082	NA	NA	NA	NA
ASB Plan (1)	—	NA	NA	NA	NA
HEI Excess Pay Plan (1)	NA	NA	NA	NA	NA
HEI SERP (1)	369,238	NA	NA	NA	NA
ASB Deferred Compensation Plan	15,469	232,028	232,028	232,028	NA
LTIP (2)	682,633	682,633	—	682,633	682,633
NQSOs/SARs (3)	332,294	—	—	—	332,294
Restricted Stock (4)	—	—	—	147,718	841,650
HEI Death Benefit Plan (5)	1,132,308	—	—	—	—
Perquisite *	26,307	—	—	—	NA
Change-in-control agreement (6)	NA	NA	NA	NA	4,220,700

*
Preferential interest rate. Disclosed amount is an annual amount calculated on December 31, 2006. Upon Ms. Lau's retirement, the preferential rate continues. In other termination scenarios, the interest rate would reset to the market rate at the time the loan was funded.

T. Michael May:

Benefit Plan or Program	Benefits payable for Retirement ($)	Benefits payable for Voluntary Termination ($)	Benefits payable for Termination for Cause ($)	Benefits payable for Termination without Cause ($)	Benefits payable for Change-in-control ($) (6)
HEI Plan (1)	65,785	NA	NA	NA	NA
HEI Excess Pay Plan (1)	NA	NA	NA	NA	NA
HEI SERP (1)	182,273	NA	NA	NA	NA
LTIP (2)	295,650	295,650	—	295,650	295,650
NQSOs/SARs (3)	332,294	—	—	—	332,294
Restricted Stock (4)	—	—	—	38,121	217,200
HEI Death Benefit Plan (5)	887,692	—	—	—	—
Change-in-control agreement (6)	NA	NA	NA	NA	4,321,300

Eric K. Yeaman:

Benefit Plan or Program	Benefits payable for Retirement ($)	Benefits payable for Voluntary Termination ($)	Benefits payable for Termination for Cause ($)	Benefits payable for Termination without Cause ($)	Benefits payable for Change-in-control ($) (6)
HEI Plan (1)	—	NA	NA	NA	NA
HEI Excess Pay Plan (1)	—	NA	NA	NA	NA
HEI SERP (1)	NA	NA	NA	NA	NA
LTIP (2)	—	237,600	—	237,600	237,600
NQSOs/SARs (3)	—	—	—	—	215,697
Restricted Stock (4)	—	—	—	23,826	135,750
HEI Death Benefit Plan (5)	—	—	—	—	—
Change-in-control agreement (6)	NA	NA	NA	NA	2,006,500

Patricia U. Wong:

Benefit Plan or Program	Benefits payable for Retirement ($)	Benefits payable for Voluntary Termination ($)	Benefits payable for Termination for Cause ($)	Benefits payable for Termination without Cause ($)	Benefits payable for Change-in-control ($) (6)
HEI Plan (1)	46,829	NA	NA	NA	NA
HEI Excess Pay Plan (1)	4,619	NA	NA	NA	NA
HEI SERP (1)	NA	NA	NA	NA	NA
LTIP (2)	179,800	179,800	—	179,800	179,800
NQSOs/SARs (3)	90,810	—	—	—	90,810
Restricted Stock (4)	—	—	—	14,295	81,450
HEI Death Benefit Plan (5)	393,846	—	—	—	—
Change-in-control agreement (6)	NA	NA	NA	NA	789,000

Curtis Y. Harada:

Benefit Plan or Program	Benefits payable for Retirement ($)	Benefits payable for Voluntary Termination ($)	Benefits payable for Termination for Cause ($)	Benefits payable for Termination without Cause ($)	Benefits payable for Change-in-control ($) (6)
HEI Plan (1)	49,657	NA	NA	NA	NA
HEI Excess Pay Plan (1)	NA	NA	NA	NA	NA
HEI SERP (1)	NA	NA	NA	NA	NA
LTIP (2)	76,200	76,200	—	76,200	76,200
NQSOs/SARs (3)	51,829	—	—	—	51,829
Restricted Stock (4)	—	—	—	9,530	54,300
HEI Death Benefit Plan (5)	295,846	—	—	—	—
Change-in-control agreement (6)	NA	NA	NA	NA	1,123,200

Note: All option and stock-based award amounts were valued using the 2006 year-end closing price of HEI Common Stock of $27.15 per share. Other benefits that are available to all employees on a non-discriminatory basis and perquisites aggregating less than $10,000 have not been listed.

NA
Not applicable.

(1)
Annual benefit accrued and available if the executive were to retire at year-end. SERP benefit for Ms. Lau and Mr. May include $115,616 and $102,412, respectively, benefit attributed to the HEI Excess Pay Plan. Under the ASB Plan, Ms. Lau is not yet eligible to receive retirement benefits. Mr. Yeaman is not yet eligible to receive retirement benefits.

(2)
Estimate at target range for goals achievable for all applicable plan years, pro-rated based upon service period through December 31, 2006; actual payout will depend upon performance achieved at end of plan cycle.

(3)
Value of gain on accelerated vesting of option award based upon the intrinsic "spread" value of the award. Upon termination for cause the executive forfeits all vested and unvested NQSOs and SARs, including related DEs, valued at $3,632,047 for Ms. Lau; $1,327,181 for Mr. May; $440,359 for Mr. Yeaman; $102,954 for Ms. Wong; and $138,785 for Mr. Harada. Upon voluntary termination and termination without cause, the value of unvested equity awards lost is $332,294 for Ms. Lau; $332,294 for Mr. May; $215,697 for Mr. Yeaman; $90,810 for Ms. Wong; and $51,829 for Mr. Harada.

(4)
Value of accelerated lifting of restrictions on restricted stock. Restricted stock vests at a pro-rated amount upon termination without cause and becomes fully vested upon a change in control. For all other termination events, the unvested restricted stock is forfeited.

(5)
When the retired executive officer dies, the gross amount of the executive death benefit payable in a lump sum to his/her designated beneficiary is one times base salary at the time of retirement, grossed up for taxes; the amount shown is using an assumed 35% tax gross up rate.

(6)
Maximum lump sum payment consisting of the five-year annual average W-2 wages times 2.99, considering additional outplacement fees and benefits, and other accelerated vesting benefits as described above, except for Mr. Yeaman who was with the Company for four years at December 31, 2006 and for whom four-year annual average W-2 wages are used.

Director Compensation

How is director compensation determined?

        In 2006, the Board approved transferring the responsibility for determining nonemployee director compensation from the Nominating and Corporate Governance Committee to the Compensation Committee. Recommendations of either Committee on nonemployee director compensation need to be approved by the full Board. In recommending director compensation, the Nominating and Corporate Governance Committee and the Compensation Committee considered competitive studies conducted by Towers Perrin, which periodically reviews nonemployee director compensation programs, including cash retainers, stock awards and perquisites. The most recent general analysis on nonemployee director compensation performed by Towers Perrin at the request of the Nominating and Corporate Governance Committee was completed in January 2005 (General Directors Custom Analysis). The General Directors Custom Analysis reviewed the duties, responsibilities and roles of Board members and the value of nonemployee director compensation relative to a benchmark peer group. The General Directors Custom Analysis indicated that the nonemployee directors' total compensation is competitive.

        The Board believes that a competitive package is necessary to attract and retain individuals with the talent and skills needed for the challenging role of serving as a director of a publicly traded company with a unique blend of highly regulated industries. The Board chooses to compensate nonemployee directors using a mix of cash and stock to allow for an appropriate level of cash compensation for services and a level of stock awards that will align the interests of directors with Company shareholders.

        In May 2006, the Company replaced the Lead Director role with the Nonexecutive Chairman of the Board. In making the determination of the compensation of the Nonexecutive Chairman of the Board, the Compensation Committee took into consideration a custom analysis done by Towers Perrin in March 2006 specifically for Mr. Watanabe as the newly named Nonexecutive Chairman of the Board.

  Cash Retainers

        Only nonemployee directors are compensated for their service as directors. No meeting fees are paid. Director compensation is paid according to the following schedule (all cash retainers are pro-rated for service during the year):

          HEI Board Retainer

      •
      $32,500 paid in quarterly installments.

            Additional annual fees are paid in quarterly installments to directors as follows:

HEI Nonexecutive Chairman of the Board	$200,000
HEI Lead Director, as applicable	10,000
HEI Audit Committee Chair	15,000
HEI Compensation Committee Chair	5,000
HEI Nominating and Corporate Governance Chair	5,000
HEI Audit Committee Member	5,000

          Subsidiary Board Retainers

            Additional annual fees are paid in quarterly installments to subsidiary directors as follows:

      •
      Nonemployee directors of HEI who serve on the Board of HECO or ASB receive a fiscal year retainer of $20,000 for each such Board position.

      •
      Nonemployee directors of HEI who serve as Chairs of the HECO or ASB audit committee receive an additional fiscal year retainer of $10,000.

      •
      Nonemployee directors of HEI who serve as members of the HECO or ASB audit committee receive an additional fiscal year retainer of $4,000.

      •
      Nonemployee directors of HEI who serve as members on the Board of Directors of Hawaii Electric Light Company, Inc. (HELCO) or Maui Electric Company, Limited (MECO) receive an additional fiscal year retainer of $8,000 for each such Board position.

  Stock Awards

        For 2006, each HEI nonemployee director received 1,400 shares of HEI Common Stock, which is granted annually for the purpose of further aligning directors' and shareholders' interests in improving shareholder value. Stock grants to existing directors are given during the quarter of the Company's annual meeting. A one-time grant of 2,000 shares is also given to new directors upon initial election.

  Pension and Nonqualified Deferred Compensation

        Retirement Benefit.    At its meeting on December 17, 1996, the Board voted to terminate the Nonemployee Director Retirement Plan, which had been approved by the shareholders on April 17, 1990. Pursuant to the terms of the termination, the right of previously retired directors to receive benefits continues in accordance with the terms of the Plan as in effect at termination, and the present value of the accrued benefit of directors age 55 or younger or with 5 years of service or less as of April 22, 1997 has been paid out. The retirement benefit for all other directors who had been participating in the Plan (Mr. Myers and Ms. Plotts) was frozen as of December 31, 1996, and will be paid upon retirement of the director. Upon their retirement from service as a director, Mr. Myers and Ms. Plotts will each receive an annual amount, paid quarterly, of $15,000 (their annual retainer in effect at December 31, 1996) for a period equal to the number of years of their active service through December 31, 1996 (7 years for Mr. Myers and 10 years for Ms. Plotts). Upon the death of the director, whether retired or not, the company's obligation to make payments ceases. As of December 31, 2006, the present value of Mr. Myers' and Ms. Plotts' accumulated benefit was $49,080 and $89,301, respectively.

        Deferred Compensation.    Nonemployee directors may elect to participate in the HEI Nonemployee Directors' Deferred Compensation Plan dated September 9, 1980, as amended, which allows any non-employee director to defer compensation from the Company for service as a director. The plan allows for either lump sum or installment distributions upon the retirement of the director. Upon the death of the director the balance of the deferred account will be distributed in a lump sum to a designated beneficiary. Only Mr. Mills currently participates in the plan, but he did not make any deferral elections in 2006. The annual earnings on the plan are paid by the Company based upon the ASB three-year certificate of deposit rate established on January 1 of each year. As of December 31, 2006, Mr. Mills' deferred compensation balance was $56,016.

  All Other Compensation

        Perquisites—Discounted Fees and Services.    In 2006, the Board approved a recommendation of the Nominating and Corporate Governance Committee that effective June 30, 2006, new preferential rate loans not be extended to any nonemployee director of ASB (including ASB directors who are also nonemployee directors of HEI). Existing preferential rate loans to nonemployee ASB directors as of June 30, 2006 are grandfathered. ASB directors are eligible for preferential rate loans as described under "Other Relationships and Related Person Transactions—Did the Company or any subsidiary provide loans to directors or executive officers?" on pages 45 and 46 and listed in the Director Compensation Table under All Other Compensation.

        In 2006, the Board approved a recommendation of the Nominating and Corporate Governance Committee that effective June 30, 2006, electric discounts not be extended to any nonemployee director of HECO (including HECO directors who are also nonemployee directors of HEI).

        Other Perquisites.    Directors, at their election and at their cost, may participate in the group employee medical, vision and dental plans available to all HEI or HECO or ASB employees. Only Mr. Carroll participates in this program, but since he pays all of the premiums, no aggregate incremental cost is attributed to the Company.

        In 2006, the Board approved a recommendation of the Compensation and Nominating and Corporate Governance Committees that executives and directors should pay for their own business-related recreational expenses if the expenses are not related to a customer event and for their spouses' expenses if their spouses accompany them to a Company or subsidiary board meeting.

        HEI directors who are also nonemployee directors of ASB may receive other free services such as personal checking and traveler's checks, safety deposit boxes, notary services and stop payment services. ASB directors may receive these services also if they qualify as Preferred Banking customers. These services are made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

Director Compensation Table

        The following director compensation table shows the annual and long-term compensation of the Board of Directors:

2006 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualifed Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
Jeffrey N. Watanabe Nonexecutive Chairman of the Board	201,500	38,934	NA	NA	NA	19,599	260,033
Diane J. Plotts Chairman, Audit Committee	91,500	38,934	NA	NA	2,721	13,234	146,389
Bill D. Mills Chairman, Compensation Committee	40,833	38,934	NA	NA	NA	—	79,767
Kelvin H. Taketa Chairman, Nominating and Corporate Governance Committee	57,500	38,934	NA	NA	NA	—	96,434
Don E. Carroll	56,500	38,934	NA	NA	NA	—	95,434
Shirley J. Daniel	57,500	38,934	NA	NA	NA	27,734	124,168
Thomas B. Fargo	61,500	38,934	NA	NA	NA	—	100,434
Victor H. Li	52,500	38,934	NA	NA	NA	—	91,434
A. Maurice Myers	42,500	38,934	NA	NA	3,017	—	84,451
James K. Scott	56,667	38,934	NA	NA	NA	—	95,601
Barry K. Taniguchi	88,834	38,934	NA	NA	NA	—	127,768

NA
Not applicable.

(1)
See detail of cash retainers for Board and committee service below.

(2)
Represents the value of unrestricted HEI Common Stock determined by reference to the average of the high and low sales prices of $27.81 per share on the NYSE on the date of issuance. Each of the HEI nonemployee directors received an annual grant in June 2006 of 1,400 shares of HEI Common Stock with a fair value of $38,934. HEI directors do not receive any Company restricted stock or stock option awards.

(3)
Represents the change in pension value. Since Ms. Plotts and Mr. Myers no longer earn credited service, the change in present value is solely due to actuarial factors such as change in discount rate and mortality assumptions.

(4)
Mr. Watanabe and Ms. Plotts received preferential mortgage loan interest. Mr. Watanabe's other perquisites consisted of a waived loan fee and discounted electricity through June 2006. Dr. Daniel received preferential mortgage loan interest of $27,734 in 2006. In 2006, other than Dr. Daniel's preferential mortgage loan interest, no director perquisite had an aggregate incremental cost in excess of $25,000.

        Detail of cash retainers for board and committee service is noted below:

Name	HEI Board Retainer ($)	HEI Comm. Retainer ($)	HEI Lead Director Retainer ($) (1)	HEI Chairman of the Board Retainer ($) (1)	HECO Board Retainer ($)	HECO Audit Comm. Retainer ($)	HELCO Board Retainer ($)	MECO Board Retainer ($)	ASB Board Retainer ($)	ASB Audit Comm. Retainer ($)	Fees Earned or Paid in Cash ($)
Jeffrey N. Watanabe	32,500	—	—	133,333	11,667	—	—	—	20,000	4,000	201,500
Diane J. Plotts	32,500	15,000	—	—	11,667	2,333	—	—	20,000	10,000	91,500
Bill D. Mills	32,500	5,000	3,333	—	—	—	—	—	—	—	40,833
Kelvin H. Taketa	32,500	5,000	—	—	20,000	—	—	—	—	—	57,500
Don E. Carroll	32,500	—	—	—	—	—	—	—	20,000	4,000	56,500
Shirley J. Daniel	32,500	5,000	—	—	—	—	—	—	20,000	—	57,500
Thomas B. Fargo	32,500	5,000	—	—	20,000	4,000	—	—	—	—	61,500
Victor H. Li	32,500	—	—	—	—	—	—	—	20,000	—	52,500
A. Maurice Myers	32,500	—	—	—	10,000	—	—	—	—	—	42,500
James K. Scott	32,500	4,167	—	—	20,000	—	—	—	—	—	56,667
Barry K. Taniguchi	32,500	5,000	—	—	20,000	10,000	667	667	20,000	—	88,834

(1)
Mr. Mills served as Lead Director from January through April 2006; he relinquished this role upon the election of Mr. Watanabe as Nonexecutive Chairman of the Board on May 2, 2006.

Stock Ownership Information

How much stock do the Company's directors and executive officers own?

        The following table shows how many shares of HEI Common Stock were owned as of February 26, 2007 by each director, nominee for director and NEO (as listed in the Summary Compensation Table on page 25) and by all directors and executive officers as a group.

Amount of Common Stock and Nature of Beneficial Ownership

Name of Individual or Group	Sole Voting or Investment Power	Shared Voting or Investment Power (1)	Other Beneficial Ownership (2)	Stock Options/ Stock Appreciation Rights (3)	Total

Nonemployee directors
Don E. Carroll	12,385				12,385
Shirley J. Daniel	8,400				8,400
Thomas B. Fargo	5,114				5,114
Victor Hao Li	1,026	11,204	471		12,701
Bill D. Mills	27,172		10		27,182
A. Maurice Myers	27,416	3,861			31,277
Diane J. Plotts	12,780				12,780
James K. Scott	14,276				14,276
Kelvin H. Taketa	11,421				11,421
Barry K. Taniguchi		14,309			14,309
Jeffrey N. Watanabe	16,997		4		17,001
Employee director and Named Executive Officers
Constance H. Lau	88,787		8,007	287,068	383,862
Robert F. Clarke*	30,484	63,186	4,152	12,859	110,681
Other Named Executive Officers
T. Michael May	45,384			121,537	166,921
Eric K. Yeaman	15,800			26,831	42,631
Patricia U. Wong	7,548			2,432	9,980
Curtis Y. Harada	3,735			13,400	17,135
All directors and executive officers as a group (18 persons)	341,618	92,560	12,644	514,569	961,391	(4)

(1)
Shares registered in name of the individual and spouse.

(2)
Shares owned by spouse, children or other relatives sharing the home of the director or officer in which the director or officer disclaims personal interest.

(3)
Stock options/stock appreciation rights, including accompanying dividend equivalent shares, exercisable within 60 days of February 26, 2007 (record date), under the 1987 Stock Option and Incentive Plan.

(4)
As of February 26, 2007, the directors and executive officers of HEI as a group beneficially owned 1.18% of the outstanding HEI Common Stock, no director or officer owned more than 0.47% of such stock and no shares were pledged as security.

*
A director until May 2, 2006; retired on May 31, 2006.

Does anyone own more than 5% of the Company's stock?

        No person is known to the Company to be the beneficial owner of more than 5% of the outstanding HEI Common Stock.

Does the Company have stock ownership guidelines for directors and officers?

        In 2003, the Board adopted stock ownership guidelines (amended in 2006) for the Company officers and directors. Each officer and director named in the guidelines, which went into effect on January 1, 2004, has five years to achieve the level of stock ownership set forth in the guidelines. The targets are as follows: (1) President and CEO of the Company — 2.5 times base salary, (2) executive officers of the Company and subsidiary operating company presidents — 1.5 times base salary, (3) members of the Board of Directors of the Company — 5 times annual cash payouts and (4) Chairman of the Board — 1 times Chairman's cash retainer payout. Stock ownership is measured on January 1 of each year based on the average price of stock for the previous calendar year. The directors and officers have until January 1, 2009 to meet the current guidelines, except for Admiral Fargo and Ms. Wong, who have until January 1, 2010 to meet the guidelines.

Does the Company have a stock pricing and dating policy?

        On October 30, 2006, the Board adopted a stock pricing and dating policy to ensure the proper pricing and dating of stock incentive awards. Backdating of awards is strictly prohibited. The Compensation Committee, subject to the approval of the Board, recommends stock award grants without regard to the timing or coordination of disclosure of information to the public or the possible effects of such information on stock price. Stock awards have been traditionally granted in April, prior to the annual Company shareholders' meeting. Stock awards granted outside of this normal cycle use the date of grant as the measurement date, which will be at the next duly held meeting of the Compensation Committee. The following table describes how stock awards are measured.

Type of Stock Award	Price Purpose	Measurement Date	Pricing Method
NQSOs	Set exercise price	On grant date	Average of the grant date high-low sales prices.
SARs	Set exercise price	On grant date	Average of the grant date high-low sales prices.
Restricted Stock	Set value of grant for financial reporting purposes	On grant date	Grant date closing sales price.
DEs (on NQSOs and SARs)	Set value of DE credit into shares	On record date of declared dividends	Average of the record date high-low sales prices.
Performance awards (under Executive Incentive Compensation Plan or Long-Term Incentive Plan or other performance program*)	Set value for converting dollar award into shares	On HEI Compensation Committee approval date	Average of the HEI Compensation Committee approval date high-low sales prices.
Director Stock Retainers (Annual and Initial election)	Set value of retainer	On issuance date	Average of the issuance date high-low sales prices.

*
Currently, only LTIP involves stock compensation.

Were Section 16(a) beneficial ownership reporting forms filed timely with the SEC?

        Based solely on a review of forms filed by its reporting persons during the last fiscal year, the Company believes that the reporting persons complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

Other Relationships and Related Person Transactions

Are there any family relationships between any executive officer, director and nominee for director?

        There are no family relationships between any executive officer, director and nominee for director.

Did the Company enter into any related person transactions with directors or executive officers?

        Director Jeffrey Watanabe is a senior partner in the law firm of Watanabe Ing and Komeiji LLP which performed legal services for the Company and certain of its subsidiaries during 2006. Fees totaling $175,162 were paid to Watanabe Ing and Komeiji LLP in 2006; the Company continues to use the firm in 2007.

        In 2006, the Board of Directors adopted a written policy outlining the procedures for the review, approval or ratification of any transaction with related persons. It is the Company's policy to approve any related person transaction only when the Board, acting through the Nominating and Corporate Governance Committee for director transactions and through the Audit Committee for officer transactions, determines in advance that the transaction is not inconsistent with the best interests of the Company and its shareholders and is not in violation of the Corporate Code of Conduct. The types of transactions, arrangements or relationships that may be considered include, but are not limited to, Company contributions over $50,000 to charitable organizations in which the executive officers or directors are affiliated, service on not-for-profit or business boards, payments to or from the Company for services, employment of a director's or officer's immediate family member, and business relationships. In considering these related person transactions, arrangements or relationships, the Committees and the Board considered (1) benefits and risks to the Company, (2) impact on a director's independence, (3) impact on an officer's ability to perform his or her duties without actual, potential or perceived conflicts of interest, (4) terms of the transaction and (5) terms available to unrelated third parties or employees generally.

        In 2006, the Securities and Exchange Commission issued new rules regarding disclosure of related party transactions and the Company has followed the procedures outlined above since that time. Prior to the new rules, the Audit Committee was responsible for reviewing any related person transactions and potential conflicts of interest as defined in the Corporate Code of Conduct for directors and officers.

Did the Company or any subsidiary provide loans to directors or executive officers?

        ASB offers preferential employee rate loans to its directors and executive officers, as allowed by the amended Federal Reserve Act.

        Six ASB directors listed below who are or were also directors of HEI, whose aggregate indebtedness to ASB exceeded $120,000 at any time during 2006, received preferential rate loans as shown below.

Name	Largest Loan Amount Outstanding During 2006		Loan Amount Outstanding on 1/31/07	Amount of Principal Paid in 2006	Amount of Interest Paid in 2006	Type of Transaction	Average Interest Rate Charged(1)
Robert F. Clarke	$830,357	(2)	$784,011	$42,727	$24,326	First Mortgage	3.000%
Shirley J. Daniel	1,491,312		1,462,263	26,769	59,165	First Mortgage	4.000%
Constance H. Lau	820,505		796,422	22,206	21,272	First Mortgage	2.625%
Constance H. Lau	39,999		36,121	3,022	1,188	Second Mortgage	3.125%
Constance H. Lau	557		0	1,745	0	Credit Card	12.00%
Constance H. Lau	1,811		2,216	8,109	0	Credit Card	12.00%
Victor H. Li	349,783		341,153	7,956	10,384	First Mortgage	3.000%
Victor H. Li	392		1,583	392	5	Preferred Credit Line	12.00%
Victor H. Li	8,045		4,657	17,812	90	Credit Card	15.90%
Victor H. Li	1,275		151	3,658	13	Credit Card	15.90%
Diane J. Plotts	445,612		433,645	11,940	11,580	First Mortgage	2.625%
Jeffrey N. Watanabe	556,569		538,019	17,096	20,579	First Mortgage	3.750%
Jeffrey N. Watanabe	37		0	37	0	Credit Card	15.90%

(1)
The first mortgage rate is based on ASB's policy for employees and directors at the time the loan was made using a formula of .50% premium above the cost of funds or .50% premium above the Applicable Federal Rate established by the Internal Revenue Service, whichever is greater. The second mortgage rate uses the same formula with a premium of 1.0%. The interest rates for the employee Preferred Credit Line and credit card are set and reviewed annually by ASB's Management Committee, which is comprised of senior officers of the bank.

(2)
As of May 31, 2006.

        New preferential rate loans are no longer extended to any nonemployee directors of ASB effective June 30, 2006, including directors who are also directors of HEI.

        ASB made other loans, established lines of credit and issued credit cards to directors and executive officers of the Company, and to members of their immediate families. These loans and extensions of credit were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

Does the Company have Compensation Committee interlocks and insider participation?

        Jeffrey Watanabe served on the Compensation Committee from May 2, 2006 to September 18, 2006. Mr. Watanabe is a senior partner in the law firm of Watanabe Ing and Komeiji LLP, which performed legal services for the Company and its subsidiaries in 2006 as described above.

        Victor Li and Diane Plotts are members of the Compensation Committee and HEI directors who are also members of the ASB Board. As members of the ASB Board, they have received preferential rate loans as described above.

Audit Committee Report

        The Audit Committee is responsible for providing independent, objective oversight of HEI's accounting functions and internal controls. It operates and acts under a written charter, which was adopted and approved by the Committee and the HEI Board of Directors. The Board has determined that the five directors of the Audit Committee meet the independence and other qualification requirements of the New York Stock Exchange Listed Company Manual and applicable securities laws. Ms. Plotts, Dr. Daniel and Mr. Taniguchi have been determined by the Board of Directors to be the "audit committee financial experts" on the Audit Committee. In addition, the Committee has standby arrangements with its own independent legal counsel and accounting advisors.

        The Audit Committee oversees the Company's financial process on behalf of the Board of Directors. Management has the primary responsibility for the Company's consolidated financial statements and reporting process, including the systems of internal control. The independent registered public accounting firm has the responsibility for the independent audit of the consolidated financial statements and expressing an opinion on the conformity of those audited consolidated financial statements with U. S. generally accepted accounting principles.

        In connection with these responsibilities, the Audit Committee held five regular and nine special meetings in 2006. In these meetings with management and KPMG LLP, HEI's independent registered public accounting firm, the Committee's review and discussion included the audited consolidated financial statements, audit plan, and quality/adequacy of internal controls. The Committee believes that management maintains effective systems of internal control that result in fairly presented consolidated financial statements. Discussions with KPMG LLP included the matters required by Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards §380), which incorporates information regarding the scope and results of the audit.

Independent Registered Public Accounting Firm's Independence

        KPMG LLP provided the Committee with written disclosures and a letter regarding its independence from management as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee). Based on its review of the disclosure statements and discussions with KPMG LLP, the Audit Committee satisfied itself as to the independence of the external auditor.

Auditors' Fees

        The following table sets forth the fees paid or payable to KPMG LLP relating to the audit of the 2006 consolidated financial statements and fees for other professional services billed in 2006 with comparative amounts for 2005:

	2006		2005
	Fees	%	Fees	%
Audit fees (principally consisted of fees associated with the audit of the consolidated financial statements and internal control over financial reporting (SOX 404), quarterly reviews, issuances of letters to underwriters, accounting consultations on matters reflected in the financial statements, statutory audits, review of registration statements, and issuance of consents)	$2,588,500	95.8	$2,171,000	96.0
Audit-related fees (principally consisted of fees associated with the audit of the financial statements of certain employee benefit plans)	54,000	2.0	51,000	2.2
Tax fees (tax compliance services with respect to Federal and State taxes):
American Savings Bank	45,500	1.7	25,000	1.1
Other	15,000.5		15,000.7
All other fees (advisement on Sarbanes-Oxley Act of 2002).	0	0	0	0

	$2,703,000	100.0	$2,262,000	100.0

        The Audit Committee, pursuant to the terms of its charter, approves all audit services to be performed by the independent auditor. In addition, the Audit Committee revised its preapproval policies and procedures for nonaudit services proposed to be performed by HEI's independent registered public accounting firm. Departmental requests for nonaudit services are reviewed by senior management and, once found by management to be acceptable, are sent to the Audit Committee for approval via unanimous written consent or at a meeting of the Audit Committee. In addition, the Audit Committee reviewed the professional fees billed by KPMG LLP and determined that the provision of nonaudit services was compatible with the maintenance of the auditors' independence.

        Based on its discussions with management and KPMG LLP and review of their representations, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in HEI's 2006 Annual Report on Form 10-K.

SUBMITTED BY THE
AUDIT COMMITTEE
OF THE HEI BOARD OF DIRECTORS

Diane J. Plotts, Chair
Shirley J. Daniel
Thomas B. Fargo
James K. Scott
Barry K. Taniguchi

Other Information

How is the proxy solicitation to be made and what is its cost?

        The Company pays all expenses of the proxy solicitation. Georgeson Inc. has been hired to assist in the distribution of proxy materials and solicitation of votes for $6,000 plus reasonable out-of-pocket expenses. In addition, the Company will reimburse brokerage firms and other custodians, nominees, and fiduciaries for their expenses to forward proxy and solicitation material to shareholders.

What is the deadline for submitting a proposal for next year's Annual Meeting?

        Shareholders who want to have a proposal included in the Proxy Statement and form of proxy for the 2008 Annual Meeting of Shareholders must notify the Secretary of the Company in writing. The proposal must be received by November 28, 2007.

How can business matters be brought before the Annual Meeting and how will they be voted?

        Shareholders who want to properly present business before the Annual Meeting must give notice to the Corporate Secretary of the Company no later than 60 days nor earlier than 90 days prior to the anniversary date of the preceding year's annual meeting. To be timely in the year 2008, notice must be received by the Secretary of the Company no later than February 24, 2008 nor earlier than January 25, 2008. The notice must be in writing and state the reason and brief description of the business, the name and address of the shareholder, number of shares of HEI Common Stock owned by the shareholder, and any material interest of the shareholder in such business, and include a representation that the shareholder will present the business before the meeting in person or by proxy.

How can shareholders make recommendations for director nominees or nominate a candidate for election?

        You can recommend any person as a director of HEI to the Nominating and Corporate Governance Committee by writing to that Committee in care of the Corporate Secretary, Hawaiian Electric Industries, Inc., P. O. Box 730, Honolulu, Hawaii 96808-0730. Recommendations must be received by November 30, 2007 for consideration by the Nominating and Corporate Governance Committee for the 2008 Annual Meeting of Shareholders. The recommendation must include the nominee's qualifications to be a director of the Company and other relevant biographical information and confirmation of the nominee's consent to serve. In addition, a shareholder nominating any person for election to the board at the annual meeting must provide notice no later than February 24, 2008 nor earlier than January 25, 2008. The notice must be in writing and provide the information required to be disclosed in any filing made in connection with solicitations of proxies for the election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder. The nomination must be accompanied by a written confirmation of the nominee's consent to serve.

        If other business is properly brought before the Annual Meeting, or at any adjournment thereof, the persons named on the enclosed proxy will vote your stock in accordance with their best judgment. The Company knows of no other business to be presented at the 2007 Annual Meeting.

        Please vote your proxy as soon as possible to make certain that your shares will be counted at the meeting.

Patricia U. Wong Vice President-Administration and Corporate Secretary

March 27, 2007

Hotel Street
Please be advised that parking in downtown Honolulu is very limited.
Alii Place
Bishop Square Parking
Parking entrance
Municipal Parking entrance
Parking exit
Pauahi Tower
Bishop Street
Alakea Street
American Savings Bank Tower 8th Floor
Meeting Site
Tamarind Park
South King Street

Y O U R  V O T E  I S  I M P O R T A N T

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Corporate Election Services, PO Box 1150, Pittsburgh, PA 15230, so that your shares may be represented at the Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card.

— Please fold and detach card at perforation before mailing. —

HAWAIIAN ELECTRIC INDUSTRIES, INC.	PROXY

Said proxies are instructed to vote as indicated below. If no direction is indicated, said proxies will vote FOR all Nominees and FOR proposal 2. Said proxies are also authorized to vote in their discretion with respect to any other matters that may come before the meeting.

The Board of Directors recommends a vote FOR all of the Nominees and FOR proposal 2.

1.	Election of Directors
	Class II Nominees:	(1) Thomas B. Fargo	(2) Diane J. Plotts	(3) Kelvin H. Taketa	(4) Jeffrey N. Watanabe
☐	FOR all nominees listed above (except as marked to the contrary below)	☐	WITHHOLD authority to vote for all nominees listed above
To withhold authority to vote for any individual nominee, write that nominee's name or number on the line below.

2.	Ratification of KPMG LLP as independent registered public accounting firm.
☐	FOR	☐	AGAINST	☐	ABSTAIN
☐	Please check this box if you consent to access future Annual Reports and Proxy Statements via the Internet.

PROXY TO BE SIGNED AND DATED ON THE REVERSE SIDE

V O T E B Y T E L E P H O N E
Have your proxy card available when you call the Toll-Free number 1-888-693-8683 using a touch-tone telephone and follow the simple instructions presented to record your vote.
V O T E B Y I N T E R N ET
Have your proxy card available when you access the website http://www.cesvote.com and follow the simple instructions presented to record your vote.
V O T E B Y M A I L
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, PO Box 1150, Pittsburgh, PA 15230.
Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-888-693-8683	Vote by Internet Access the Website and cast your vote: http://www.cesvote.com	Vote by Mail Return your proxy in the postage-paid envelope provided.

Vote 24 hours a day, 7 days a week.

If you vote by telephone or Internet, please do not send your proxy by mail.

—

— Please fold and detach card at perforation before mailing. —

HAWAIIAN ELECTRIC INDUSTRIES, INC

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 24, 2007, AT 9:30 A.M., IN THE AMERICAN SAVINGS BANK TOWER, 8TH FLOOR, ROOM 805, 1001 BISHOP STREET, HONOLULU, HAWAII 96813.

The undersigned hereby constitutes and appoints Bill D. Mills, Diane J. Plotts and Jeffrey N. Watanabe and each of them the proxy of the undersigned, with full power of substitution, to vote all the Common Stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on April 24, 2007, or at any adjournment thereof.

Date:	, 2007.

Signature(s)
Signature(s)

(Please sign your name exactly as it appears on this proxy. Joint owners should each sign personally. Attorney, Executor, Administrator, Trustee or Guardian, should indicate full title. If address is incorrect, please give us the correct one.)

QuickLinks

NOTICE OF ANNUAL MEETING
TABLE OF CONTENTS
Proxy Statement
2006 SUMMARY COMPENSATION TABLE
2006 GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR-END
2006 OPTION EXERCISES AND STOCK VESTED
PENSION BENEFITS
2006 NONQUALIFIED DEFERRED COMPENSATION
2006 DIRECTOR COMPENSATION TABLE